SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Global Crossing Limited

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November 5, 2004

Dear Shareholder:

The Board of Directors cordially invites you to attend the 2004 Annual General Meeting of Shareholders, which we will hold at 10:00 a.m., Eastern Standard Time, on December 15, 2004 at the Swissôtel The Drake, 440 Park Avenue, New York, New York.

The Notice of 2004 Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The annual report for the year ended December 31, 2003 is also enclosed.

It is important that your shares be represented at the Annual General Meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the meeting.

Thank you for your continued support.

LODEWIJK CHRISTIAAN VAN WACHEM

Chairman of the Board of Directors

Notice of 2004 Annual General Meeting of Shareholders

We will hold the 2004 Annual General Meeting of Shareholders (the “annual meeting”) of Global Crossing Limited (“Global Crossing”) at the Swissôtel The Drake, 440 Park Avenue, New York, New York, on December 15, 2004, at 10:00 a.m., Eastern Standard Time, for the following purposes:

To receive the report of the independent auditors of Global Crossing and the financial statements for the year ended December 31, 2003 and to take the following actions:

1.	To consider and act upon a proposal regarding the Global Crossing Senior Executive Short-Term Incentive Compensation Plan, a cash bonus plan applicable to certain senior executives;

2.	To consider and act upon a proposal to amend the 2003 Global Crossing Limited Stock Incentive Plan to increase the number of authorized shares of Global Crossing common stock reserved for issuance under that plan;

3.	To appoint Ernst & Young LLP as independent auditors of Global Crossing for the year ending December 31, 2004 and to authorize the Audit Committee to determine their remuneration; and

4.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

Only common and preferred shareholders of record at the close of business on October 25, 2004, which has been fixed as the record date for notice of the annual meeting, are entitled to receive this notice and to vote at the meeting.

It is important that your shares be represented at the annual meeting. Whether or not you expect to attend the meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided.

By order of the Board of Directors,

MITCHELL C. SUSSIS

Secretary, Vice President & Deputy General Counsel

November 5, 2004

2004 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Global Crossing Limited is soliciting your proxy for use at the Annual General Meeting of Shareholders to be held on December 15, 2004 (the “annual meeting”). These proxy materials are being mailed to shareholders beginning on or about November 5, 2004.

Global Crossing Limited, or “New GCL,” was formed under the laws of Bermuda in 2002. On January 28, 2002, Global Crossing Ltd., a company formed under the laws of Bermuda in 1997 (“Old GCL”), and a number of its subsidiaries had commenced cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. December 9, 2003 was the effective date for the joint plan of reorganization of Old GCL and such subsidiaries (the “Effective Date”). On that date, Old GCL transferred substantially all of its assets to New GCL. New GCL thereby became the parent company of the Global Crossing consolidated group of companies and succeeded to Old GCL’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise noted herein, references in this proxy statement to “Global Crossing,” “the Company,” “we,” “our” and “us” in respect of time periods on or prior to December 9, 2003 are references to Old GCL and its subsidiaries, while such references in respect of time periods after December 9, 2003 are references to New GCL and its subsidiaries. Pursuant to our plan of reorganization, on the Effective Date a subsidiary of Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”) invested $250 million in cash in exchange for a 61.5% equity interest in New GCL consisting of 6,600,000 shares of common stock and 18,000,000 shares of preferred stock.

Our principal executive offices are located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Our telephone number is 441-296-8600. You may visit us at our website located at www.globalcrossing.com.

Date, Time and Place

We will hold the Annual General Meeting at the Swissôtel The Drake, 440 Park Avenue, New York, New York, on December 15, 2004 at 10:00 a.m., Eastern Standard Time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share

Common and preferred shareholders of record at the close of business on October 25, 2004 are eligible to vote at the annual meeting. As of the close of business on that date, we had outstanding 22,000,000 shares of common stock par value U.S. $.01 per share, and 18,000,000 shares of 2.0% Cumulative Senior Convertible Preferred Shares (the “Senior Preferred Shares”) par value U.S. $.01 per share. All of the Senior Preferred Shares and 6,600,000 common shares are currently held by a subsidiary of ST Telemedia. The Senior Preferred Shares are convertible into common shares on a one-for-one basis, subject to adjustment in certain circumstances.

Under our bye-laws and the certificate of designations for the Senior Preferred Shares, each common share and each Senior Preferred Share currently entitles the holder to one vote on all matters entitled to be voted on by holders of our common shares, with the Senior Preferred Shares and the common shares voting together as a single class. Each common share and each Senior Preferred Share will therefore be entitled to one vote on each proposal described in this proxy statement. Although the holders of the common and Senior Preferred Shares also have certain separate class voting rights under Bermuda law, no separate class vote will take place at the 2004 annual meeting.

Quorum and Voting Requirements

The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50% of the votes of all outstanding shares of our common stock and Senior Preferred Shares will constitute a quorum at the annual meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Approval of each of the proposals set out below requires the affirmative vote of at least a simple majority of the votes cast. Abstentions and broker “non-votes” will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated. Approval of each of Proposals No. 1 and 2 (regarding the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan and 2003 Global Crossing Limited Stock Incentive Plan) additionally requires that a majority of the outstanding shares on October 25, 2004 actually cast votes on the matter. Abstentions and broker “non-votes”, if any, will have the practical effect of reducing the likelihood that this requirement will be satisfied.

How to Vote

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you are the shareholder of record, you may either vote in person at the meeting or by proxy. All shares of our common stock represented by a proxy that is properly executed by the shareholder of record and received by our transfer agent, EquiServe Trust Company, N.A. (“Equiserve”), by 9:00 a.m., Eastern Standard Time, on December 15, 2004, will be voted as specified in the proxy, unless validly revoked as described below. To vote by mail, please sign, date and mail your proxy card in the envelope provided. If you return a proxy by mail and do not specify your vote, your shares will be voted as recommended by the Board of Directors.

As an alternative to appointing a proxy, a shareholder that is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at our principal executive offices not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

The Board of Directors is not currently aware of any business that will be brought before the annual meeting other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

You may revoke your proxy or in the case of a corporation, its authorization of a representative at any time before it is voted (1) by so notifying the Secretary of the Company in writing at the address of our principal executive offices not less than one hour before the time fixed for the beginning of the meeting, (2) by signing and dating a new and different proxy card or (3) by voting your shares in person or by an appointed agent or representative at the meeting. You cannot revoke your proxy merely by attending the annual meeting.

Proxy Solicitation

We will bear the costs of soliciting proxies from the holders of our common stock. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of the Company may also solicit proxies by personal interview, telephone, facsimile or e-mail. Directors, executive officers and any other employees who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have engaged Georgeson Shareholder Communications, Inc. to assist us in coordinating the mailing of proxy materials at an estimated fee of $1,200 plus disbursements. Equiserve has agreed to assist us in connection with the tabulation of proxies.

2003 Audited Financial Statements

Under our bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual meeting restated consolidated financial statements for the fiscal year 2003, which have been audited by Grant Thornton LLP. Copies of those restated financial statements are included in our 2003 Annual Report to Shareholders (the “Annual Report”), which is attached to this proxy statement. Representatives of Grant Thornton LLP, our previous auditor, have been invited to attend the annual meeting and to respond to appropriate questions and will have the opportunity to make a statement should they so desire.

DIRECTORS AND EXECUTIVE OFFICERS

As New GCL emerged from bankruptcy on December 9, 2003, the terms of office of our current directors do not expire until, at the earliest, December 9, 2005 (unless certain circumstances occur as hereinafter described). Therefore, the agenda for the annual meeting does not include the election of directors. However, for informational purposes, we are including in this Proxy Statement the following important information regarding our directors and executive officers.

Our board of directors consists of ten members, all of whom assumed their positions as directors and committee members upon our emergence from bankruptcy. Eight members were appointed by STT Crossing Ltd., our majority shareholder (“STT Crossing”), which is a subsidiary of ST Telemedia. In this Proxy Statement, references to the “STT Shareholder Group” mean ST Telemedia and any of its subsidiaries that are shareholders of the Company from time to time. The remaining two members of the board were appointed by the Creditors Committee (the “Creditors Committee”) in our bankruptcy proceedings. Each director appointed by the STT Shareholder Group has a term of three years unless earlier removed by the STT Shareholder Group. The directors appointed by the Creditors Committee will serve as directors until the second anniversary of our emergence from bankruptcy, December 9, 2005.

Our bye-laws provide that the STT Shareholder Group will be able to appoint up to eight (8) directors to our board based upon the STT Shareholder Group’s percentage ownership of our stock at any given time. This right of the STT Shareholder Group to designate directors is summarized as follows:

a.	For so long as the STT Shareholder Group owns both Global Crossing common stock and Global Crossing Senior Preferred Shares representing in the aggregate not less than 50 percent of our outstanding common stock calculated on a fully diluted basis, the STT Shareholder Group will be entitled to appoint eight directors to our board, holding office at any one time, each for a term of three years (which can be renewed).

b.	If the STT Shareholder Group owns both Global Crossing common stock and Global Crossing Senior Preferred Shares representing in the aggregate less than 50 percent, but not less than 35 percent, of our outstanding common stock calculated on a fully diluted basis, the STT Shareholder Group will be entitled to appoint six directors to our board, holding office at any one time, each for a term of three years (which can be renewed).

c.	If the STT Shareholder Group owns both Global Crossing common stock and Global Crossing Senior Preferred Shares representing in the aggregate less than 35 percent, but not less than 20 percent, of our outstanding common stock calculated on a fully diluted basis, the members of the STT Shareholder Group will be entitled to appoint four directors to our board, holding office at any one time, each for a term of three years (which can be renewed).

d.	If the STT Shareholder Group owns both Global Crossing common stock and Global Crossing Senior Preferred Shares representing in the aggregate less than 20 percent of our outstanding common stock calculated on a fully diluted basis, but not less than the lesser of (x) five percent of our outstanding common stock calculated on a fully diluted basis and (y) 50 percent of the number of shares of our common stock (calculated on an as-converted basis) acquired by the members of the STT Shareholder Group in the aggregate, the members of the STT Shareholder Group shall be entitled to appoint two directors to our board, holding office at any one time, each for a term of three years (which can be renewed).

e.	For so long as the STT Shareholder Group is entitled to appoint at least two directors, a director designated by the STT Shareholder Group shall serve as (i) Chairman of the Board, (ii) Chairman of the Audit Committee (to the extent permitted by applicable stock exchange rules), (iii) Chairman of the Compensation Committee, (iv) Chairman of the Executive Committee and (v) Chairman of the Nominating and Corporate Governance Committee.

If the share ownership percentage of the STT Shareholder Group at any time falls below one of the thresholds specified above, then the term of office of the number of directors that the STT Shareholder Group is no longer entitled to appoint shall terminate at the following meeting of Shareholders (whether annual or special).

Our bye-laws also provide that if a Creditors Committee director resigns (or is otherwise unable to serve) during the initial two year term, the other Creditors Committee director appoints his replacement for the balance of the two year term. If both Creditors Committee directors resign (or are otherwise unable to serve) during the initial two year term, the “alternate director” (if any) previously designated by either such Creditors Committee director will serve out the rest of that director’s two year term. If both Creditors Committee directors resign (or are otherwise unable to serve) during the initial two year term and an alternate had not been appointed, then the estate representative (which is handling the remaining affairs of Old GCL) has the right to designate their replacement(s) for the balance of the two year term. After the initial two year terms, the estate representative’s (successor-in-interest to the Creditors’ Committee) rights to appoint and replace these two directors ends and they are subject to election by majority shareholder vote.

The following table sets forth the names, ages and positions of our directors, Executive Committee members and executive officers. Additional biographical information concerning these individuals is provided in the text following the table. The directors’ committee assignments are also set forth below, with the committees further discussed below under “Board Meetings and Committees.”

Name	Age	Position
Lodewijk Christiaan van Wachem	73	Chairman of the Board of Directors [5]
Peter Seah Lim Huat	58	Vice Chairman of the Board of Directors [4]
E.C. “Pete” Aldridge, Jr.	66	Director [1,2,3]
Archie Clemins	60	Director [2,5]
Donald L. Cromer	68	Director [2,4]
Richard R. Erkeneff	69	Director [2,3]
Lee Theng Kiat	51	Director [1,4,5]
Charles Macaluso	60	Director [1]
Michael Rescoe	52	Director [3]
Robert J. Sachs	55	Director [4,5]
Steven T. Clontz	54	Member of Executive Committee
Jeremiah D. Lambert	70	Member of Executive Committee
Jean F.H.P. Mandeville	44	Member of Executive Committee
John J. Legere	46	Chief Executive Officer [1]
David Carey	51	Executive Vice President, Strategy and Corporate Development
Anthony D. Christie	43	Executive Vice President and Chief Marketing Officer
Daniel J. Enright	44	Executive Vice President, Global Operations
Paul A. O’Brien	51	Senior Vice President, Global Enterprise
Edward T. Higase	37	Executive Vice President, Worldwide Carrier Services
John B. McShane	42	Executive Vice President and General Counsel
Daniel P. O’Brien	50	Executive Vice President and Chief Financial Officer
José Antonio Ríos	59	Chief Administrative Officer, President of Global Crossing International and Chairman of the Board of Global Crossing UK
Jerry Santos	61	Senior Vice President, Corporate Communications
Daniel J. Wagner	39	Chief Information Officer and Executive Vice President, Business Infrastructure

[1]	Member, Executive Committee
[2]	Member, Government Security Committee
[3]	Member, Audit Committee
[4]	Member, Compensation Committee
[5]	Member, Nominating and Corporate Governance Committee

Directors of the Company

Lodewijk Christiaan van Wachem—Mr. Van Wachem is currently chairman of the supervisory board of Royal Philips Electronics N.V., chairman of the board of directors of Zurich Financial Services, and a member of the board of directors of ATCO (Canada) Ltd. and of the executive board of Rand Europe. He became a director of Royal Dutch Shell Group in 1977, president in 1982 and chairman of the committee of managing directors in 1985. He served in that capacity until 1992, when he was appointed chairman of the supervisory board of the Royal Dutch Petroleum Company, a position he held through July 2002. Until 2002 he also served on the supervisory boards of Akzo Nobel, BMW and Bayer as well as on the board of directors of International Business Machines Corp.

Peter Seah Lim Huat—Mr. Seah is president and chief executive officer of Singapore Technologies Pte Ltd (“ST”) and also a member of its board of directors. Before joining ST in December 2001, he was a banker for the prior 33 years, retiring as vice chairman & chief executive officer of Overseas Union Bank in September 2001. Mr. Seah is chairman of SembCorp Industries and Singapore Technologies Engineering. Presently, he also sits on the boards of CapitaLand Limited, Chartered Semiconductor Manufacturing Ltd, StarHub Pte. Ltd. and ST Assembly Test Services in the ST Group. Mr. Seah also serves on the boards of the Government of Singapore Investment Corporation, EDB Investments Pte Ltd, PT Indonesian Satellite Corporation Tbk and Siam Commercial Bank Public Company Limited and is chairman of EDB Ventures. His other appointments include being a member of the Economic Review Committee’s Sub-committee on Policies Related to Taxation, the CPF System, Wages and Land. He is also the vice president of the Singapore Chinese Chamber of Commerce & Industry and the honorary treasurer of Singapore Business Federation Council.

E.C. “Pete” Aldridge, Jr.—Mr. Aldridge currently serves on the boards of Lockheed Martin Corporation and Alion Science and Technology Corporation. From May 2001 until May 2003, Mr. Aldridge served as Under Secretary of Defense for Acquisition, Technology, and Logistics. In this position, he was responsible for all matters relating to U.S. Department of Defense acquisition, research and development, advanced technology, international programs, and the industrial base. Prior to this appointment, Mr. Aldridge served as chief executive officer of Aerospace Corporation from March 1992 through May 2001; president of McDonnell Douglas Electronic Systems from December 1988 through March 1992; and Secretary of the Air Force from June 1986 through December 1998. Mr. Aldridge has also held numerous other senior positions within the Department of Defense.

Archie Clemins—Mr. Clemins has been, since January 2000, the owner and president of Caribou Technologies, Inc., and, since November 2001, co-owner of TableRock International LLC, both international consulting firms, and concentrates on the transition of commercial technology to the government sectors, both in the United States and Asia. In addition to serving on the boards of other technology corporations, including Extended Systems, Mr. Clemins is the vice chairman of Advanced Electron Beams, Inc., which focuses on low energy electron beam technology, and vice chairman of Positron Systems, Inc., a company whose intellectual property determines the fatigue levels of metals. As an officer of the United States Navy from 1966 through December 1999, Mr. Clemins’ active duty service included tours on several attack submarines and command of the USS Pogy. Promoted to Flag (General Officer) rank in 1991, he had five follow-on assignments, including Commander, Pacific Fleet Training Command in San Diego, California and Commander, Seventh Fleet, headquartered in Yokosuka, Japan. Mr. Clemins concluded his military career in Hawaii as an Admiral and the 28th Commander of the U. S. Pacific Fleet.

Donald L. Cromer—Mr. Cromer currently acts as a consultant to the U.S. Department of Defense, the United States Air Force and the following companies: The Boeing Company, Booz Allen Hamilton Inc. (a strategy and technology consulting firm) and the Institute for Defense Analysis. He is a trustee of Aerospace Corporation and a board member of Draper Laboratory, Inc. (a not-for-profit laboratory for applied research, engineering development, education, and technology transfer). He also serves on the boards of the following private companies: Universal Space Network, Vadium, Inc., and Innovative Intelcom Industries. He is also affiliated with the California Space Authority and serves as a member of Aeronautics and Space Engineering Board of the National Research Council. General Cromer’s military career in the Air Force spanned 32 years. He retired in 1991 as the Commander of Space Division, Los Angeles, CA (the satellite, missile and launch vehicle acquisition center for the Air Force). Subsequent to his retirement, he joined Hughes Space and Communications Company and served as president from 1993 to 1998.

Richard R. Erkeneff—Mr. Erkeneff was, from October 1995 until August 2003, president and chief executive officer of United Industrial Corporation (“UIC”), a company focused on the design and production of defense, training, transportation and energy systems. Mr. Erkeneff has also served as a director of UIC since October 1995. In addition, Mr. Erkeneff was chief executive officer of AAI Corporation (“AAI”), a wholly-owned subsidiary of UIC responsible for the design, manufacture, testing and support of advanced Tactical Unmanned Aerial Vehicles, from November 1993 until August 2003, and president of AAI from November 1993 to January 2003. Prior to joining AAI, Mr. Erkeneff held positions as senior vice president of the Aerospace Group at McDonnell Douglas Corporation, and president and executive vice president of McDonnell Douglas Electronics Systems Company. Mr. Erkeneff is currently a director of UIC.

Lee Theng Kiat—Mr. Lee has been president and chief executive officer of ST Telemedia since 1994. He joined ST in 1985 and has held various senior ST positions including directorships in Legal and Strategic Business Development. In 1993, following ST’s decision to enter the telecommunications sector, Mr. Lee spearheaded the creation of ST Telemedia as a new business area for ST. Mr. Lee, a lawyer by training, began his career as an officer of the Singapore Legal Service, remaining with that entity for more than eight years. Mr. Lee also serves on the boards of the PT Indonesian Satellite Corporation Tbk and Equinix, Inc.

Charles Macaluso—Mr. Macaluso is a founding principal and the chief executive officer of Dorchester Capital Advisors (formerly East Ridge Consulting, Inc.), a management consulting and corporate advisory firm founded in 1996. From March 1996 to June 1998, Mr. Macaluso was a partner at Miller Associates, Inc., a company principally involved in corporate workouts. From 1989 to 1996, Mr. Macaluso was a partner at The Airlie Group, LLP, a fund specializing in leveraged buyout, mezzanine and equity investments. Mr. Macaluso currently serves as chairman of the board for Crescent Public Telephone, Inc. and Lazy Days, RV and is the head director of Darling International. He also serves on the board of directors of RBX Industries.

Michael Rescoe—Mr. Rescoe is executive vice president and chief financial officer of the Tennessee Valley Authority (the “TVA”), a federal corporation that is the nation’s largest public power provider, a position he has held since July 2003. Mr. Rescoe was a senior officer and the chief financial officer of 3Com Corporation, a global technology manufacturing company specializing in Internet connection technology for both voice and data applications, from April 2000 until November of 2002. During 1999 and 2000, Mr. Rescoe was associated with Forstman Little, a leveraged buyout firm. Prior thereto, Mr. Rescoe was chief financial officer of PG&E Corporation, a power and natural gas energy holding company, since 1997. For over a dozen years prior to that Mr. Rescoe was a senior investment banker with Kidder, Peabody and a senior managing director of Bear Stearns specializing in strategy and structured financing.

Robert J. Sachs—Mr. Sachs is president and chief executive officer of the National Cable & Telecommunications Association (NCTA), the principal trade association of the cable industry in the United States, representing cable television operators, program services, and equipment and service providers. From January 1998 until taking the helm of the NCTA in August 1999, Mr. Sachs had been a principal of Continental Consulting Group, LLC, a consulting firm serving the cable television industry. Prior to co-founding Continental Consulting Group, Mr. Sachs served as senior vice president of corporate and legal affairs for Continental Cablevision, Inc. and its successor, MediaOne.

Executive Committee Members

Steven T. Clontz—Mr. Clontz is president, chief executive officer of Starhub Pte. Ltd. (“Starhub”), having joined Starhub in that capacity in January 1999. Mr. Clontz has also served as a director of Starhub since 1999. From December 1995 through December 1998, Mr. Clontz served as chief executive officer, president and a director of IPC Information Systems, based in New York City. Prior to that, Mr. Clontz worked at BellSouth International, joining in 1987, holding senior executive positions of increasing responsibility, serving the last three years as president Asia-Pacific. Mr. Clontz currently serves as a director of Interdigital Communications Corporation. Mr. Clontz began his career as an engineer with Southern Bell in 1973.

Jeremiah D. Lambert—Mr. Lambert served Old GCL as co-chairman of the Board, chaired its audit committee and special committee on accounting matters, and also served as a member of Old GCL’s compensation committee until December 2003. A Global Crossing director since April 2002, Mr. Lambert served as chairman of the board of directors of Old GCL’s former subsidiary, Asia Global Crossing, Ltd. (“Asia Global Crossing”), from September 2002 through March 2003. Mr. Lambert is a nationally known lawyer whose practice has focused on corporate clients in regulated industries, including those in the electricity, natural gas and telecom sectors. Mr. Lambert served as a senior partner in Shook, Hardy & Bacon L.L.P. from December 1997 until April 2002, when he withdrew to join Old GCL’s board of directors. Prior to that date, Mr. Lambert was the co-founder and chair of Peabody, Lambert & Meyers, P.C., a law firm in Washington, D.C. Mr. Lambert began his legal practice at Cravath, Swaine & Moore in New York City and is a frequent lecturer and author on legal topics.

John J. Legere—Mr. Legere has been chief executive officer of Global Crossing since October 2001 and has served as a member of the executive committee of the board since December 2003. He also served as a director of Old GCL from October 2001 through December 2003. He served as president and chief executive officer of Asia Global Crossing from February 2000 until January 2002. Mr. Legere has two decades of experience in the telecommunications industry. Prior to joining Asia Global Crossing, he was senior vice president of Dell Computer Corporation and president for Dell’s operations in Europe, the Middle East and Africa from July 1999 until February 2000, and president, Asia-Pacific for Dell from June 1998 until June 1999. From April 1994 to November 1997, Mr. Legere was president and chief executive officer of AT&T Asia/Pacific and spent time also as head of AT&T Global Strategy and Business Development. From 1997 to 1998, he was president of worldwide outsourcing at AT&T Solutions.

Jean F.H.P. Mandeville—Mr. Mandeville is chief financial officer of ST Telemedia., having joined ST Telemedia in that capacity in July 2002. From January 1998 to June 2002, Mr. Mandeville served in various capacities at British Telecom PLC, including president of Asia Pacific from July 2000 to June 2002, director of international development Asia Pacific from June 1999 to July 2000 and general manager, special projects from January 1998 to July 1999. Mr. Mandeville also previously served on the board of directors of SmarTone HK and LGT Korea, both public companies. Mr. Mandeville has served as a director of Equinix, Inc. since December 2002.

Other Executive Officers of the Company

David R. Carey—Mr. Carey was named executive vice president, strategy and corporate development of Global Crossing in November 2003. From March 2002 through November 2003, Mr. Carey served as executive vice president, enterprise sales, where he was responsible for overseeing all sales and marketing activities relating to our enterprise customers. From September 1999 through March 2002, Mr. Carey served in numerous capacities at Global Crossing, including senior vice president-operations planning from January 2002 through March 2002; senior vice president-network planning and development, from December 2000 through January 2002; senior vice president-business and network development from January 2000 through December 2000; and senior vice president-business development from September 1999 through January 2000. Before joining Global Crossing, Mr. Carey served as senior vice president, marketing and chief marketing officer for Frontier Corporation’s business lines from October 1997 through September 1999. Prior to that, Mr. Carey spent seven years in the energy industry, serving as president & chief executive officer of LG&E Natural Inc., a subsidiary of LG&E Energy Corp. based in Louisville, Kentucky. Mr. Carey began his career with AT&T. During his 15 years there, he held a wide range of executive positions in marketing, sales, operations and personnel.

Anthony D. Christie—Mr. Christie was named executive vice president and chief marketing officer of Global Crossing in November 2003. From February 2002 through November 2003, Mr. Christie served as senior vice president, global product management, having previously served as senior vice president, business integration and strategic planning from November 2001. Mr. Christie is accountable for global product strategy development, deployment, marketing, and profit and loss for all wholesale and retail products for the Company. Prior to joining Global Crossing, Mr. Christie was vice president, business development and strategic planning for Asia Global Crossing from March 2000 through October 2001. In this position, Mr. Christie was accountable for all business and corporate development, joint venture and mergers and acquisitions activities, as well as overall strategic planning for the company. Prior to joining Asia Global Crossing, Mr. Christie was general manager and network vice president at AT&T Solutions in New York City from November 1999 through March 2000, having also held the position of Global Sales and Operations vice president in AT&T’s outsourcing division from June 1998 through November 1999. From June 1997 through June 1998, Mr. Christie was a Sloan Fellow at MIT. Prior thereto, Mr. Christie held positions in AT&T’s International Operations Division that included an assignment as the regional managing director for the Consumer Markets Division in Asia.

Daniel J. Enright—Mr. Enright was named executive vice president, operations in June 2003. In this role, Mr. Enright is responsible for our network architecture, planning and engineering, customer operations, network operations and field operations. Mr. Enright is also responsible for managing our network capital, operating expenses and third party maintenance expenses. Mr. Enright has held other positions at Global Crossing, including senior vice president—global network engineering and operations from March 2002 through June 2003; vice president—global service operations from June 2001 through March 2002; vice president North America engineering and field operations from July 2000 through June 2001; and vice president—North America network and field operations from April 1999 through July 2000. Mr. Enright joined Global Crossing in 1999 from Frontier Communications Services, where he had served since October 1996 as vice president for network operations and service provisioning. In that role, he led the network operations and service provisioning team during the construction of Frontier’s nationwide fiber-optic network. Prior to Frontier, Mr. Enright held various engineering and operations positions at Highland Telephone and Rochester Telephone.

Edward T. Higase—Mr. Higase has been executive vice president, worldwide carrier services of Global Crossing since September 2004, having previously served as executive vice president, carrier sales and marketing of Global Crossing since January 2002. Mr. Higase is responsible for overseeing sales activities related to our carrier, ISP, and ASP customers worldwide. Mr. Higase previously served as president, carrier services for Asia Global Crossing, from August 2000 to December 2001. Prior to Asia Global Crossing, Mr. Higase was corporate director and general manager from November 1999 to August 2000 of the medium-size business Corporate Accounts Division for Dell Computer Corporation in Japan. Prior to this assignment, he served as corporate director, Dell Online for Asia Pacific from August 1998 to November 1999, where he led the growth of Internet-based transactions in the Asia Pacific Region. Mr. Higase began his career with AT&T in Japan. During his nine years with the company, he held a wide range of senior and executive positions in marketing, sales, and business management across AT&T’s business markets division, consumer markets division, outsourcing unit, and the international business unit.

John B. McShane—Mr. McShane was named executive vice president and general counsel of Global Crossing in March 2002. Mr. McShane oversees and manages all of our legal matters. Prior to his appointment as general counsel, Mr. McShane joined Global Crossing in February 1999 as our European assistant general counsel where he led the negotiations of network infrastructure agreements for the build-out of the PEC network. As assistant general counsel he also had responsibility for the oversight of worldwide sales and telecommunications network outsourcing transactions for Global Crossing’s Solutions business unit and of major vendor supply agreements. Prior to joining Global Crossing, Mr. McShane spent twelve years at several international law firms, including positions as an associate at Simpson Thacher & Bartlett from 1987 through 1996 and as senior counsel at Shearman and Sterling, Cadwalader, Wickersham & Taft, and Brown & Wood, where his main focus was on representing major commercial banks, financial institutions and corporations in connection with a broad range of their corporate, commercial and financing activities.

Daniel P. O’Brien—Mr. O’Brien joined Global Crossing in May 2003 as executive vice president and chief financial officer. Mr. O’Brien previously served as the chief financial officer of Genuity Corporation from June 2000 through February 2003, where he facilitated the company’s sale to Level 3 Communications. Prior to his tenure at Genuity, he spent 17 years in various roles at GTE Corporation. From May 1998 to June 2000 Mr. O’Brien was GTE’s executive vice president and chief financial officer. In that capacity, Mr. O’Brien was centrally involved in the strategic evaluations and the integration and structuring activities leading to the merger of GTE and Bell Atlantic, which formed Verizon. Before joining GTE in a corporate capacity, Mr. O’Brien held several positions with the Electrical Products Group of GTE, including vice president and controller of GTE European Lighting in Geneva, Switzerland. He also served in various financial and management capacities within the manufacturing and chemical industries.

Paul A. O’Brien—Mr. O’Brien has been senior vice president, global enterprise since September 2004, having previously served as senior vice president of enterprise sales from November 2003. Mr. O’Brien is responsible for overseeing all sales and support activities related to our enterprise customers worldwide. He also oversees the conferencing services sales force. Mr. O’Brien has more than 20 years of experience in the telecommunications and IT fields. Prior to joining Global Crossing, he founded the Arden Group in October of 2002, an organization that specializes in providing operations expertise to the global technology/IT industry. From April 1998 through October 1999 he served as the vice president and general manager of GTE Internetworking’s IPTelecom startup. He went on to serve as president of GTE Telecom and senior vice president of sales and marketing for GTE-Internetworking from October 1999 to July 2000. He was a member of the company’s management committee. From July 2000 to April 2002 he was the head of sales for Genuity and President of Genuity Telecom, GTE’s Internetworking spin-off. He has also held executive positions at NCR from January 1995 through April 1998, where he was vice president and general manager of the communications industry business unit; Cincinnati Bell Telephone, where he was vice president of marketing from August 1990 through January 1995; and beforehand at AT&T, where he was the New England area manager. He currently serves as the director of EnvoyWorldWide, which provides real-time interaction management services to deliver time-sensitive notifications, enabling customers to streamline supply chains and ensure business continuity. He has attended Dartmouth College’s Amos Tuck Executive Development Program as well as AT&T’s Executive Development Program.

José Antonio Ríos—Mr. Ríos was named chairman of the board of directors of Global Crossing UK in September 2004 and has been chief administrative officer of Global Crossing since November 2002. Mr. Ríos has also served as president of Global Crossing International since May 2001 and was chairman of the board of Global Crossing’s former Global Marine Systems subsidiary (“Global Marine”) from September 2002 through its divestment in August 2004. Mr. Ríos has more than 20 years of experience managing a wide range of companies in the technology and media sectors. Prior to joining Global Crossing in February 2001 as president Latin America and corporate senior vice president, Mr. Ríos served as president and chief executive officer of Telefónica Media from June 1999 through August 2000 and president of Atento Worldwide from July 2000 through June 2002. Earlier in his career, Mr. Ríos was the founding president and chief executive officer of Galaxy Latin America (subsequently named DIRECTV™ Latin America), where he was responsible for the planning, development, and launch of DIRECTV™, a division of Hughes Electronics. During his four-year tenure, he was a vice president of Hughes Electronics and a member of its management committee. Mr. Ríos previously served as the first chief operating officer and corporate vice president of the Cisneros Group of Companies. He was also a founding member of its worldwide executive committee. During his 13-year tenure with the Cisneros Group, Mr. Ríos held a succession of increasingly responsible positions, including tenure as a board member or president in over 60 Cisneros companies worldwide. From 2000 to 2002, Mr. Ríos served as chairman of the supervisory board of Endemol Entertainment, Europe’s premier independent TV production company based in

Holland and with operations in 28 countries around the world. He also serves on the board of directors of Claxson Interactive Group Inc. and is an active national board member of Operation Smile, a philanthropic organization that provides global medical assistance to children born with facial deformities. In addition, Mr. Ríos serves as a board member of the Inter-American Dialogue’s Latin America Advisor.

Jerry Santos—Mr. Santos was named senior vice president, corporate communications of Global Crossing in October 2001. He manages all aspects of external and internal communications efforts including public relations, marketing communications, employee communications, advertising and branding. Prior to joining Global Crossing, Mr. Santos was vice president of worldwide public relations and communications with Concert Communications from July 1999 through June 2001. Prior to his role at Concert, Mr. Santos held several senior leadership positions in the communications organization within AT&T, most recently as vice president, global communications for AT&T Asia/Pacific from September 1996 through July 1999.

Daniel J. Wagner—Mr. Wagner was named chief information officer and executive vice president—business infrastructure of Global Crossing in January 2004. Mr. Wagner oversees our global information technology function, including operations, telecommunications, development, security, and technology integration. Mr. Wagner served as chief information officer and senior vice president—business information from August 2002 through December 2003. From March 2002 through August 2002 Mr. Wagner served as senior vice president of information technology, real estate, procurement and vendor management. In addition to his corporate responsibilities, Mr. Wagner served on the board of directors of Global Marine from February 2002 through its divestment in August 2004. Mr. Wagner also served as president of Global Crossing Europe from October 2001 through March 2002 and managing director of Global Crossing UK from January 2001 through October 2001. Mr. Wagner served Global Crossing as vice president of business integration for North America following its acquisition of Frontier Communications. While at Frontier, between June 1999 and July 2000, he held several other key management positions, including senior director of finance and integration, and vice president of service delivery. Before joining Frontier in 1994, Mr. Wagner was a management consultant for Andersen Consulting and his own independent firm for several years.

BOARD MEETINGS AND COMMITTEES

Since we emerged from bankruptcy on December 9, 2003, the newly constituted Board of Directors and its committees did not hold any meetings through the end of the year, except for an executive committee meeting held on December 17, 2003 and an audit committee meeting held on December 22, 2003. The Board of Directors and various Board committees of our predecessor entity, Old GCL, did, however, meet numerous times during 2003. The former Board of Directors held 41 meetings, 31 of which were telephonic and ten of which were “in-person”. The former Compensation Committee met seven times, with one telephonic and six “in-person” meetings. The former Audit Committee met 27 times, with 20 telephonic and seven “in-person” meetings. The former Special Committee met 16 times, with 12 telephonic and four “in-person” meetings.

We have adopted an ethics policy that applies to all of our directors, officers (including chief executive officer, chief financial officer and any other person performing similar functions) and employees. The policy, together with the charters of our audit committee, compensation committee, nominating and corporate governance committee, executive committee and government security committee can be found on our website at www.globalcrossing.com, or can be mailed to shareholders upon written request to our Secretary at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. If a waiver of our ethics policy is granted to any of our directors or executive officers, such waiver will be posted on our website within five days of that waiver being granted.

As a controlled company, we are not required to comply with NASDAQ rules that require listed companies to have a majority of independent directors or nominating and corporate governance and compensation committees composed entirely of independent directors or to have written charters for certain committees addressing specified matters. At such time as we are no longer a “controlled company,” if ever, we will amend our committee charters, if necessary, and change the composition of our committees to ensure compliance with these NASDAQ requirements.

The five standing committees of the Board of the Company are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Government Security Committee. These committees are described in the following paragraphs.

Audit Committee

The Audit Committee consists of Messrs. Rescoe (chairman), Aldridge and Erkeneff, all of whom satisfy the “independence” and other requirements of NASDAQ rules. The Board has determined that Mr. Rescoe, the committee’s chairman, is an “audit committee financial expert” as defined in applicable Securities and Exchange Commission rules. The primary purpose of the Audit Committee is to assist the Board of Directors of the Company in fulfilling its responsibility for the integrity of the Company’s financial reports. To carry out this purpose, the Audit Committee oversees: (A) management’s conduct of the Company’s financial reporting process, including the integrity of the financial statements and other financial information provided by the Company to governmental and regulatory bodies, to shareholders and other security holders, or to other users of such information, (B) the Company’s compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, (C) the appointment, qualifications (including independence) and performance of the Company’s independent auditor and the quality of the annual independent audit of the Company’s financial statements, (D) the performance of the Company’s internal audit function and management’s establishment and application of the Company’s systems of internal accounting and financial controls and disclosure controls, and (E) the adequacy of and adherence to (including any waivers granted to officers from adherence to) the Company’s code of business conduct and ethics, and such other matters as are incidental thereto. The Audit Committee also carries out other functions from time to time as assigned to it by the Board. A copy of the charter of the Audit Committee is attached as Annex A to this Proxy Statement.

In carrying out its purpose, the goal of the Audit Committee is to serve as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the

Company’s independent auditor and internal audit function, and to provide an open avenue of communication with the Board for, and among, the independent auditor, internal audit operations and financial and executive management.

Report of the Audit Committee

Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for examining those statements. In connection with the preparation of the December 31, 2003 financial statements, the Audit Committee (1) reviewed and discussed the audited restated financial statements with management; (2) discussed with the auditors the matters required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended); and (3) discussed with the auditors the auditors’ independence from management and the Company, including the disclosures required by Independence Standards Board Standard No. 1.

Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that the Company’s audited restated financial statements be included in the amended annual report on Form 10-K/A for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2004, subject to the rights of the shareholders under Bermuda law to appoint the auditors at the annual meeting.

THE AUDIT COMMITTEE

Michael Rescoe, Chairman

E.C. “Pete” Aldridge, Jr.

Richard R. Erkeneff

Principal Accounting Firm Fees

The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2003 by our principal accounting firm for that year, Grant Thornton LLP:

	2003		2002
Audit Fees	$4,491,000	(1)	$7,605,000	(2)
Audit Related Fees	—		12,000	(3)
Tax Fees	—		—
All Other Fees	—		—

Total	$4,490,000		$7,617,000

(1)	Includes $1,623,000 of fees and expenses relating to required audit of emergence date (December 9, 2003) balance sheet. Excludes fees related to the restatement that is the subject of our amended annual report on Form 10-K/A filed on October 8, 2004.
(2)	Represents combined fee to audit both 2001 and 2002 as the two audits were completed simultaneously with audited financial statements for both years being filed concurrently on December 8, 2003 via Form 10-K. This amount also includes $913,000 relating to a separate but related audit of Asia Global Crossing.
(3)	Represents fees and expenses for tax work related to the audit.

The Audit Committee has not adopted pre-approval policies or procedures as described in paragraph (c)(7)(i)(B) of Rule 2-01 of Securities and Exchange Commission Regulation S-X. Rather, the Audit Committee as a whole approves in advance all audit and non-audit services performed by the Company’s independent accountants.

Compensation Committee

The Compensation Committee consists of Messrs. Seah (chairman), Cromer, Lee and Sachs. The primary purpose of the Compensation Committee is to discharge certain responsibilities of the Board related to the compensation of the Company’s “key employees” (as defined by the committee) and related matters. In fulfilling this purpose, the Compensation Committee performs the following functions:

•	Establishes the overall compensation philosophy and policies of the Company, subject to concurrence by the Board.

•	Annually reviews peer company market data to assess the Company’s competitive position for each significant component of key employee compensation.

•	Approves corporate goals and objectives relevant to compensation for all key employees other than the CEO and the executive vice presidents (“EVPs”), and recommends those goals and objectives for approval by the Board with respect to the CEO and the EVPs; provided that the Compensation Committee itself approves goals and objectives for awards intended to qualify for an exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Performance-Based Executive Compensation”).

•	Based on an evaluation of the key employees’ performance against those corporate goals and objectives, (i) approves the compensation level for each key employee other than the CEO and the EVPs and (ii) recommends to the Board the compensation level for the CEO and the EVPs; provided that the Compensation Committee itself determines all Performance-Based Executive Compensation.

•	Administers awards and compensation programs and plans intended to qualify as Performance-Based Executive Compensation, including determining performance measures and goals; setting thresholds, targets, and maximum awards; reviewing performance compared to goals; and certifying goal attainment and approving incentive payments.

•	Reviews the key employee compensation programs and equity-based compensation plans to determine whether they are properly coordinated and achieving their intended purpose(s) and makes or recommends any appropriate modifications, including the establishment of new such programs.

•	Grants awards of shares or share options pursuant to the Company’s equity-based plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. van Wachem (chairman), Clemins, Lee and Sachs. The Nominating and Corporate Governance Committee assists the Board of Directors of the Company in fulfilling its responsibility to the shareholders by (i) identifying individuals qualified to serve as directors and recommending that the Board support the selection of the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles and (iii) reviewing, on a periodic basis, the overall corporate governance of the Company and recommending improvements when necessary.

At this time, as described above, the right to appoint individuals for board membership is currently held by both our majority shareholder, the STT Shareholder Group, and the Creditors Committee directors. These designation rights will in general control the nomination process until either (a) the STT Shareholder Group’s share ownership percentage in the Company changes or (b) the Creditor’s Committee directors’ terms are completed. However, should events occur so as to permit new directors to be nominated for appointment to our board, although the Nominating Committee has not adopted formal procedures for the submission of shareholders’ recommendations for nominees for Board membership, such recommendations may be made in the manner specified below under “Submission of Future Shareholder Proposals.”

Executive Committee

The Executive Committee consists of Messrs. Lee (chairman), Aldridge (with Mr. Erkeneff serving as Mr. Aldridge’s alternate member of the Committee consistent with the Alternate Director provisions of the Company’s bye-laws), Clontz, Lambert, Legere, Macaluso and Mandeville. The Executive Committee has the power to exercise all the powers of the Board when exigencies or practical considerations prevent the convening of the full Board in a timely manner, subject to such limitations as the Board and/or applicable law may from time to time impose. In addition, the Committee meets to review and discuss the strategic direction of and major developments at the Company, and advises and makes recommendations to management and the Board relating to such matters.

Government Security Committee

The Government Security Committee (the “Security Committee”) consists of Messrs. Aldridge (chairman), Cromer, Clemins and Erkeneff. The Security Committee discharges those responsibilities related to the security of the Company’s domestic United States operations as are required of the Security Committee or its individual members pursuant to the terms of the Network Security Agreement (“NSA”) dated as of September 24, 2003 among the Company, Old GCL, ST Telemedia, the Federal Bureau of Investigation, the United States Department of Justice, the Department of Defense, and the Department of Homeland Security. The NSA, a copy of which is included as an exhibit to our 2002 annual report on Form 10-K, establishes processes and procedures to ensure the security of our U.S. network assets, which include transmission and routing equipment, switches and associated operational support systems and personnel (referred to in the NSA as the “Domestic Communications Infrastructure”). The Committee is comprised solely of directors who are U.S. citizens who, if not already in possession of U.S. security clearances, must apply for U.S. security clearances pursuant to Executive Order 12968 immediately upon their appointment to the Security Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of September 30, 2004, certain information regarding the beneficial ownership of the Company’s common stock by (1) each person or entity who is known by us to beneficially own 5% or more of our common stock, (2) each of our directors and Executive Committee members, (3) each of our executive officers named in the Summary Compensation Table under the heading “Compensation of Executive Officers and Directors” below and (4) all of our directors, Executive Committee members and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual’s spouse. Amounts appearing in the table below include (1) all shares of common stock outstanding as of September 30, 2004 and (2) all shares of common stock issuable upon the exercise of options, warrants or other rights within 60 days of September 30, 2004.

Beneficial Ownership of Common Stock

	Number of Shares(1)	Percentage of Class
STT Crossing Ltd.(2)	24,600,000	61.5%
Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (the “Slim Family”)(3)	4,380,000	10.95%
Richard Rainwater(4)	3,235,000	8.09%
Lodewijk Christiaan van Wachem	—	*
Peter Seah Lim Huat	—	*
E.C. “Pete” Aldridge, Jr.	—	*
Donald L. Cromer	—	*
Archie Clemins	—	*
Richard R. Erkeneff	1,500	*
Lee Theng Kiat	—	*
Charles Macaluso	—	*
Michael Rescoe	—	*
Robert J. Sachs	—	*
Steven T. Clontz	—	*
Jean F.H.P. Mandeville	—	*
Jeremiah D. Lambert	—	*
John J. Legere	—	*
Jose Antonio Ríos	—	*
Daniel J. Enright	—	*
Edward T. Higase	—	*
Anthony D. Christie	—	*
All directors, Executive Committee members and executive officers as a group (23 persons)	1,500	*

*	Percentage of shares beneficially owned does not exceed one percent.
(1)	As of September 30, 2004, 22,000,000 shares of common stock and 18,000,000 Senior Preferred Shares were issued and outstanding. The Senior Preferred Shares are convertible into common stock of the Company on one-for-one basis (subject to adjustment). Together, the common stock and Senior Preferred Shares held by the STT Shareholder Group constitute 61.5% of the outstanding voting stock of the Company. The provisions governing the conversion rights of the Senior Preferred Shares can be found in the “Certificate of Designations” filed as Exhibit 4.2 to our 2003 annual report on Form 10-K.
(2)

Based on information provided in Amendment No. 3 to Schedule 13D filed by such shareholders on October 14, 2004. STT Crossing is an indirect subsidiary of Temasek Holdings (Private) Limited (“Temasek”), its ultimate parent entity, and is located at 51 Cuppage Road, #09-01, Starhub Centre, Singapore 229469. STT Crossing owns 6,600,000 common shares and all 18,000,000 Senior Preferred Shares of New GCL.

Temasek, through its ultimate ownership of STT Crossing, may be deemed to have voting and dispositive power over the shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of such shares.

(3)	Based on information provided in Amendment No. 2 to Schedule 13G filed by such shareholders on April 14, 2004 and on Form 4 filed by such shareholders on July 30, 2004. The members of the Slim Family have an address at Paseo de Las Palmas #736, Colonia Lomas de Chapultepec, 11000 Mexico, D.F., Mexico and have shared voting and dispositive power with respect to these shares. The members of the Slim Family are beneficiaries of a Mexican trust which in turn owns all of the outstanding voting securities of Inmobiliaria Carso, S.A. de C.V (“Inmobiliaria”). Inmobiliaria is a holding company with interests in the real estate industry, and is the sole member of Orient Star Holdings LLC (“Orient Star”), which holds 3,990,000 shares of common stock of the Company. Orient Star is a Delaware limited liability company with portfolio investments in various companies. The other 390,000 shares of common stock of the Company beneficially owned by the Slim Family are held by Carso Global Telecom S.A. de C.V., the majority of the outstanding voting equity securities of which are beneficially owned by the members of the Slim Family.
(4)	Based on information provided in Amendment No. 1 to Schedule 13D filed by such shareholder on September 21, 2004. Such shares include (a) 3,126,458 shares owned directly by Mr. Rainwater and (b) 108,542 shares owned by The Richard E. Rainwater Charitable Remainder Unitrust No. 2 (the “Trust”). Mr. Rainwater is the sole trustee of the Trust and in that capacity exercises the power to vote and to dispose of all shares owned by the Trust. Mr. Rainwater may have a pecuniary interest in the shares owned by the Trust. Mr. Rainwater has sole voting and dispositive power with respect to these shares not owned by the Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Due to a clerical oversight, sales of Old GCL common stock in 2003 were reported late for Dan Enright and Daniel J. Wagner, each of whom was an executive officer of Old GCL and is an executive officer of New GCL. A Form 4 was filed on December 3, 2003 regarding sales of approximately 4,330 shares of Old GCL common stock by revocable family trusts in which Mr. Enright has beneficial ownership rights, which sales occurred on November 6 and December 2, 2003 and yielded combined gross proceeds of approximately one hundred eighteen dollars. A Form 4 was filed on November 21, 2003 regarding Mr. Wagner’s sale of approximately 695 shares of Old GCL common stock held in a Global Crossing executive retirement plan, which sale occurred on May 12, 2003 and yielded gross proceeds of approximately twelve dollars. To the best of our knowledge, no other officer or director of Old GCL or the Company failed to properly report any purchase or sale of Old GCL’s or New GCL’s common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Commercial relationships between the Company and the STT Shareholder Group

During the year ended 2003 and during the nine months ended September 30, 2004, Equinix, Inc. (“Equinix”), StarHub Ltd (“StarHub”) and/or ST Teleport Pte Ltd (“ST Teleport”), affiliates of the STT Shareholder Group, purchased approximately $0.3 million and $0.9 million, respectively, of carrier services from the Company in the ordinary course of business. Further, during the year ended 2003 and during the nine months ended September 30, 2004, the Company paid Equinix approximately $0.7 million and $0.65 million, respectively, for co-location arrangements in the United States in the ordinary course of business. Also see “Compensation of Executive Officers and Directors-Compensation Committee Interlocks and Insider Participation”.

Other relationships between the Company and the STT Shareholder Group

Various contractual arrangements were entered into between the Company and subsidiaries of ST Telemedia in connection with the latter’s investments in the Company’s $200 million of senior secured notes issued on December 9, 2003 (the “Senior Secured Notes”) and in the capital stock of New GCL. The material provisions of the indenture and other agreements governing the terms of the Senior Secured Notes are summarized in our 2003 Annual Report under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Liquidity and Capital Resources-Indebtedness.” The special voting, registration and other rights of the STT Shareholder Group in their capacities as equity holders are summarized in Item 5, “Market for Registrant’s Common Equity and Related Stockholder Matters,” of our 2003 annual report on Form 10-K.

On May 18, 2004, we reached agreement with a subsidiary of ST Telemedia to provide us with up to $100 million in financing under a senior secured loan facility maturing on December 31, 2004 (the “Bridge Loan Facility”). All $100 million of availability under the Bridge Loan Facility had been borrowed by October 1, 2004. On November 2, 2004, the Bridge Loan Facility was amended to increase the availability thereunder to $125 million, and we expect to borrow the additional $25 million on or about November 5, 2004.

On October 8, 2004, we entered into a restructuring agreement with certain subsidiaries of ST Telemedia in order to facilitate long-term financing transactions by the Company. The restructuring agreement contemplates that the following will occur simultaneously with the closing of a secured debt financing by our United Kingdom subsidiary (“GCUK”): (1) the security interests securing the Senior Secured Notes and the Bridge Loan Facility will be released; (2) $75 million of the Senior Secured Notes will be repaid; and (3) the Bridge Loan Facility and the remaining Senior Secured Notes will be refinanced by $250 million principal amount of 4.7% payable-in-kind secured debt instruments that will be mandatorily convertible into common shares of New GCL after four years, or converted earlier at the option of the debt holder, into approximately 16.2 million common shares (assuming conversion after four years), subject to certain adjustments (which could increase the number of shares issuable on conversion and thereby further dilute the percentage ownership in the Company held by other common shareholders). The restructuring agreement, which is included as an exhibit to our Quarterly Report on Form 10-Q for the three months ended June 30, 2004, contains general descriptions of these transactions and is subject to completion of definitive documentation satisfactory to the parties and a number of other material conditions described therein. The Company can provide no assurance that the transactions contemplated by the restructuring agreement will be completed.

PROPOSAL NO. 1

APPROVAL OF GLOBAL CROSSING LIMITED SENIOR EXECUTIVE SHORT-TERM

INCENTIVE COMPENSATION PLAN.

On March 5, 2004, the Board of Directors adopted the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan (the “Bonus Plan”). The Board is now asking shareholders to approve the Bonus Plan. Below is a summary of certain important features of the plan. This summary is qualified in its entirety by reference to the full text of the plan in Annex B.

General. The purpose of the Bonus Plan is to advance the interests of the Company and its shareholders by providing incentives in the form of periodic bonus awards (“Bonuses”) to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Bonus Plan. Participation in the plan is limited to those senior executives who are, or whom the Compensation Committee of our Board of Directors (the “Compensation Committee”) anticipates may become, “covered employees” as defined in Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”). For 2004, John Legere is the only participant in the Bonus Plan. Bonuses are payable in cash. If and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m), a participant may elect to defer payment of a Bonus.

The Bonus Plan is administered by the Compensation Committee, which may delegate its duties and powers to any subcommittee thereof consisting solely of at least two “outside directors” as defined under Section 162(m). The Compensation Committee has exclusive authority, consistent with Section 162(m), to select the participants in the plan, to determine the size and terms of the Bonus opportunities (provided that no single participant may be awarded a Bonus in excess of $3 million for any one fiscal year), to establish performance objectives and the performance periods to which they relate, and to certify whether such performance objectives have been attained. The Compensation Committee is authorized to interpret the Bonus Plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the Compensation Committee in the interpretation and administration of the Bonus Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned.

Performance goals. A Participant’s Bonus shall be determined based on the attainment of written performance goals approved by the Compensation Committee for a performance period which is established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of that performance period or, if less, the number of days which is equal to twenty five percent (25%) of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (A) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (B) net income; (C) operating income; (D) earnings per share of the Company’s stock; (E) book value per share of the Company’s stock; (F) return on shareholders’ equity; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) maintenance or improvement of profit margins; (L) stock price; (M) market share; (N) revenues or sales; (O) costs; (P) cash flow; (Q) cash used; (R) working capital; and (S) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. To the degree consistent with Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Compensation Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the Bonuses.

Amendment. The Board may amend, suspend or terminate the Bonus Plan at any time, except that it may not impair any of the rights or obligations under any Bonus opportunity theretofore granted without the applicable participant’s consent.

Funding. The Company is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Bonus Plan. Rights to receive payment of Bonuses earned under the plan are no greater than the rights of the Company’s (or the applicable subsidiary’s) unsecured creditors.

Effectiveness. The Bonus Plan became effective as of January 1, 2004. However, if the plan is not approved by the shareholders at the 2004 Annual General Meeting, the Bonus Plan and all outstanding Bonus opportunities will terminate. In that event, the Board of Directors will consider other alternatives for compensating the senior executive(s) who are currently participating in the plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

GLOBAL CROSSING LIMITED SENIOR EXECUTIVE SHORT-TERM INCENTIVE

COMPENSATION PLAN.

PROPOSAL NO. 2

AMENDMENT OF 2003 GLOBAL CROSSING LIMITED STOCK INCENTIVE PLAN

On December 8, 2003, Old GCL, then our sole shareholder, approved the 2003 Global Crossing Limited Stock Incentive Plan (the “2003 Plan”) and set aside 3,478,261 shares of our common stock available for issuance thereunder. On April 7, 2004, our Board of Directors approved an amendment to the plan to increase the shares available for issuance thereunder to 4,878,261. The Board of Directors is asking shareholders to approve the amendment to the 2003 Plan.

Below is a summary of certain important features of the 2003 Plan. This summary is qualified in its entirety by reference to the full text of the 2003 Plan, which is incorporated by reference to Exhibit 10.5 to our 2003 annual report on Form 10-K, as filed with the Securities and Exchange Commission.

Awards

Kinds of awards that can be granted under the plan. The 2003 Plan provides incentives through the granting of (i) stock options (“Options”), (ii) stock appreciation rights (“Stock Appreciation Rights”) or (iii) other stock-based awards, including, without limitation, restricted share units (“RSUs”) (Options, Stock Appreciation Rights and other stock-based awards are referred to, collectively, as “Awards”).

Eligible participants. Any common law employee of ours or of any of our subsidiaries, any member of our Board of Directors or the board of directors of any of our subsidiaries, or any consultant who performs bona fide services for us or for any of our subsidiaries is eligible to participate in the 2003 Plan if selected by the Compensation Committee (a “Participant”).

Shares available for Awards under the Plan. The 2003 Plan currently allows us to issue up to 3,478,261 shares (“Shares”) of our Common Stock, par value $0.01 per share (the “Common Stock”). If the proposal to amend the 2003 Plan is approved by the Shareholders the number of Shares allowed to be issued under the 2003 Plan will be increased to 4,878,261. Options to purchase an aggregate of 2,199,000 Shares have already been granted under the 2003 Plan in connection with the Company’s emergence from bankruptcy on December 9, 2003. Additionally, RSUs representing an aggregate of 1,173,375 Shares were granted under the 2003 Plan on March 8, 2004. Together, the aggregate number of Options and RSUs issued through March 8, 2004 account for 3,372,375 of the 3,478,261 available Shares issuable under the 2003 Plan. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the 2003 Plan, as applicable. Shares which are subject to Awards which terminate or lapse will again be available for grant under the 2003 Plan. Shares subject to Awards may consist, in whole or in part, of unissued Shares or treasury Shares.

Restrictions on the number of Awards an individual Participant may receive. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant is 1,000,000. The maximum number of Shares for which Other Stock-Based Awards (as described below) intended to be deductible by us under Section 162(m) of the Internal Revenue Code (the “Code”) that may be granted to any Participant during a calendar year is 500,000 (or $10,000,000 if the amount is not expressed in Shares).

Options

Types of Options available for grant under the Plan. An Option is a right to purchase Shares at a future date at a pre-established price. Options granted under the 2003 Plan may be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the 2003 Plan and to such other terms and conditions as the Compensation Committee shall determine. The Option price per Share (“Option Price”) shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the Shares on the date an Option is granted.

When Options become exercisable. Options granted under the 2003 Plan are exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an Option be exercisable more than ten years after the date it is granted. The vesting schedule for the Options and the other terms and conditions of exercise will be provided in a related Award agreement or in a notice of grant.

How Participants exercise Options. Except as otherwise provided in the 2003 Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by us and, if applicable, the date payment is received by us.

The purchase price for the Shares as to which an Option is exercised is payable to us in full at the time of exercise in cash. If the applicable Award agreement permits, the exercise price may also be paid, at the election of the Participant and subject to such requirements as may be imposed by the Compensation Committee, in Shares having a fair market value equal to the aggregate Option Price for the Shares being purchased; partly in cash and partly in such Shares; or through the delivery of irrevocable instructions to a broker to deliver promptly to us an amount equal to the aggregate Option Price for the Shares being purchased.

Dividend or other stockholder rights with respect to Shares underlying Options. A Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Compensation Committee pursuant to the 2003 Plan. If and to the extent permitted by the Compensation Committee, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral, subject to compliance with recently-enacted Section 409A of the Code, which establishes substantial new limitations with respect to deferred compensation plans.

Special requirements applicable to ISOs. An incentive stock option, or “ISO,” is an option that meets certain requirements for favorable tax treatment provided by Section 422 of the Code. This favorable treatment and related requirements are described in greater detail below under the heading “Taxes—ISOs.” No ISO may be granted to any Participant who, at the time of grant, owns more than ten percent of the total combined voting power of all classes of our stock or of any of our subsidiaries, unless (1) the Option Price for such ISO is at least 110% of the fair market value of a Share on the date the ISO is granted, and (2) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (1) within two years after the date of grant of such ISO, or (2) within one year after the transfer of Shares underlying the ISO to the Participant, must notify the Company of such disposition and of the amount realized upon such disposition.

Stock Appreciation Rights

Description of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive payment for each Share subject to the Stock Appreciation Right in an amount equal to the excess of that Share’s fair market value on the date of exercise over the exercise price per Share. Under the 2003 Plan, a Stock Appreciation Right may be granted independent of an Option or in conjunction with an Option (or a portion thereof). A Stock Appreciation Right granted in conjunction with an Option:

•	may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option,

•	shall cover the same Shares covered by an Option (or such lesser number of Shares as the Compensation Committee may determine), and

•	shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by the 2003 Plan (or such additional limitations as may be included in an Award agreement).

Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (1) the excess of (A) the fair market value on the exercise date of one Share over (B) the exercise price per Share, times (2) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to us the unexercised Option, or the related portion thereof, and to receive from us in exchange therefor an amount equal to (1) the excess of (A) the fair market value on the exercise date of one Share over (B) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered.

Exercise price of Stock Appreciation Rights. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Compensation Committee but in no event shall such amount be less than the greater of: the fair market value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option, and an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be exercised from time to time upon actual receipt by us of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by us shall be the exercise date of the Stock Appreciation Right.

Form of payment. Payment for Stock Appreciation Rights shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at their fair market value), all as shall be determined by the Compensation Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Compensation Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

Limitations on the grant of Stock Appreciation Rights. The Compensation Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. We do not expect to award Stock Appreciation Rights to any Participant until after the Internal Revenue Service (“IRS”) issues guidance with respect to the treatment of Stock Appreciation Rights under Section 409A of the Code. Any Stock Appreciation Right awarded pursuant to the 2003 Plan will be subject to the conditions specified in that guidance.

Other Stock-Based Awards

Types of other Stock-Based Awards. The Compensation Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Shares, including, without limitation, restricted share units (“Other Stock-Based Awards”).

Terms of Other Stock-Based Awards. Other Stock-Based Awards may be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the 2003 Plan. Subject to the provisions of the 2003 Plan, the Compensation Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of the Awards (including, without limitation, the vesting provisions).

RSUs. The Compensation Committee may, in its sole discretion, determine to award RSUs to Participants. RSUs allow a Participant to receive a specified number of Shares at a specified future date or dates (the “Vesting Date”), subject to such Participant’s continuous employment through such date. Such future date(s) may be determined based on the completion of a specified period of service, the occurrence of a specific event, the attainment of performance objectives or such other criteria as the Compensation Committee may determine. Generally, if the Participant leaves the Company for any reason before the Vesting Date, the unvested RSUs are forfeited. The Vesting Date and the other terms and conditions of an RSU Award will be set forth in the Award agreement.

Performance-based Awards. Other Stock-Based Awards may be granted in a manner which is deductible by us under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A performance-based award is an award that vests or becomes payable based on the attainment of written performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee. The applicable performance goals, which under Section 162(m) must be objective, shall be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (2) net income, (3) operating income, (4) earnings per Share, (5) book value per Share, (6) return on shareholders’ equity, (7) expense management, (8) return on investment, (9) improvements in capital structure, (10) profitability of an identifiable business unit or product, (11) maintenance or improvement of profit margins, (12) stock price, (13) market share, (14) revenues or sales, (15) costs, (16) cash flow, (17) working capital, (18) return on assets, and (19) cash on hand.

The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Restrictions on the number of Performance-Based Awards a Participant can receive. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, $10,000,000.

Payment of Performance-Based Awards. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Compensation Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee. The amount of the Performance-Based Award determined by the Compensation Committee for a performance period shall be paid to the Participant at such time as determined by the Compensation Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m) and Section 409A of the Code, elect to defer payment of a Performance-Based Award.

Adjustments Upon Certain Corporate Events

Effect of Share dividend or split, or a reorganization, recapitalization, merger or similar corporate event. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Compensation Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to: the number or kind of Shares or other securities issued or reserved for issuance pursuant to the 2003 Plan or pursuant to outstanding Awards, the Option Price, and/or any other affected terms of such Awards.

Effect of a change in control. Except as otherwise provided in an Award agreement, and subject to compliance with Section 409A of the Code, in the event of a Change in Control (as defined in the 2003 Plan), the Compensation Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (1) the acceleration of an Award, (2) the payment in cash, Shares or any combination thereof in exchange for the cancellation of an Award and/or (3) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under the 2003 Plan) as of the date of the consummation of the Change in Control.

Other Information About the Plan and the Awards

Transferability of Awards. An Award is not transferable or assignable, except by will or the laws of descent and distribution, unless otherwise determined by the Compensation Committee. Any Permitted Transferees (as defined in the 2003 Plan) may exercise an Award in the same manner as a Participant.

Transferability of Shares received under the Plan. The 2003 Plan contains no restrictions on the resale of vested Shares acquired under the 2003 Plan. Our directors and certain officers may be deemed to be “affiliates” of Global Crossing within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Under the provisions of the Securities Act such persons may not be free to dispose of the Shares acquired under the 2003 Plan unless there is an effective registration statement or an applicable exemption under the Securities Act covering such disposition.

Plan administration. The 2003 Plan is administered by the Compensation Committee, which has the power to delegate its duties and powers in whole or in part to any subcommittee thereof. Each member of the Compensation Committee must qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” within the meaning of Section 162(m) of the Code at the time he or she takes any binding action with respect to an Option under the 2003 Plan.

The Compensation Committee is authorized to interpret the 2003 Plan, to establish, amend and rescind any rules and regulations relating to the 2003 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2003 Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2003 Plan in the manner and to the extent the Compensation Committee deems necessary or desirable. Any decision of the Compensation Committee in the interpretation and administration of the 2003 Plan, as described therein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants (as defined in the 2003 Plan) and their beneficiaries or successors). The Compensation Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the 2003 Plan and to waive any such terms and conditions at any time (including, without limitation, acceleration or waiving any vesting conditions).

Duration of the Plan. The 2003 Plan became effective as of December 8, 2003 (the “Effective Date”) and was approved by our shareholders in its original form. No Awards may be granted under the 2003 Plan after the tenth anniversary of the Effective Date. However, Awards granted prior to the Effective Date may extend beyond that date. The administration of the 2003 Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

Plan amendment or termination. Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2003 Plan, but no amendment, alteration, suspension, discontinuation or termination may be made without the approval of our shareholders, if their approval is necessary to comply with any tax, regulatory, exchange or other listing requirements applicable to the 2003 Plan. Notwithstanding anything to the contrary in the 2003 Plan, our Board of Directors may not amend, alter or discontinue the provisions described under “Adjustments Upon Certain Corporate Events—Effect of a change in control” after the occurrence of a Change in Control.

Additionally, the Compensation Committee may not waive any conditions or rights under, or amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award, either prospectively or retroactively, without the consent of a Participant or beneficiary, if any such waiver, amendment, suspension, discontinuance, cancellation or termination would impair the rights under any Award held by such Participant or beneficiary pursuant to the 2003 Plan.

We intend to amend the 2003 Plan to the extent we deem necessary or appropriate to comply with the recently-enacted Section 409A of the Code.

Impact of Awards on a recipient’s employment status with the Company. The granting of an Award under the 2003 Plan imposes no obligation on us or any of our subsidiaries to continue the employment of a Participant and does not lessen or affect our or our subsidiaries’ rights to terminate the employment of such Participant. No one has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants or other Award beneficiaries.

Successors and assigns. The 2003 Plan shall be binding on all of our successors and assigns and on each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of each such Participant’s creditors.

Taxes

Recent U.S. Tax Law Changes. In October 2004, the U.S. Congress enacted tax legislation establishing new rules and limitations with respect to non-qualified deferred compensation plans. This legislation (codified as Section 409A of the Code) will apply to the deferral of option or other equity award gains pursuant to a separate non-qualified deferred compensation plan and may apply to certain types of equity-based awards (such as Stock Appreciation Rights) under the 2003 Plan. The requirements of Section 409A include, but are not limited to, limiting distributions of deferred compensation to specified dates (generally, separation from employment, death, disability, a date specified at the time of grant or deferral, hardship and, potentially, a change in control), requirements as to the timing of deferral elections and limitation on the ability to change deferral elections. Failure to comply with the new rules will result in immediate taxation of amounts deemed improperly deferred, plus a 20% additional penalty tax and interest charges on late tax payments.

The IRS is required to issue guidelines providing for a limited period during which plans such as the 2003 Plan may be amended to comply with the new legislation. The guidelines will also establish procedures pursuant to which participants may be given a limited opportunity to terminate participation in a plan or cancel a deferral election to the extent that the participant would otherwise become subject to current taxes and penalties under the new legislation. The IRS is also required to issue regulations interpreting many of the provisions of the legislation. Until those guidelines and regulations are issued, it is uncertain what the tax treatment of certain awards granted under the 2003 Plan (particularly, RSUs, Stock Appreciation Rights and, potentially, Other Stock-Based Awards) will be. We intend to amend the 2003 Plan to comply with the new deferred compensation rules under Section 409A of the Code.

The following is a summary of the United States federal income tax consequences with respect to the 2003 Plan and the grant and exercise of Awards under the 2003 Plan. This summary is not intended to be a complete description of all possible tax consequences, and does not include any discussion of state, local or non-U.S. income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant. In addition, this summary does not apply to every specific transaction that may occur.

ISOs. Under present law, a Participant will not realize taxable income upon either the grant or the exercise of an ISO, and we will not receive a corresponding income tax deduction at either such time. So long as the Participant does not sell Shares acquired upon exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the shares will be taxed as long-

term capital gain or loss. If the Participant, within either of the above periods, disposes of shares acquired upon exercise of the ISO, the Participant will generally realize as ordinary income an amount equal to the lesser of (i) the gain realized by the Participant on such disposition or (ii) the excess of the fair market value of the shares on the date of exercise over the exercise price. In such event, we generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Participant, subject, where applicable, to compliance with Section 162(m) of the Code. Any gain in excess of such amount realized by the Participant as ordinary income would be taxed as short-term or long-term capital gain (depending on the holding period). The difference between the exercise price and the fair market value of the shares at the time the ISO is exercised will be an adjustment in computing alternative minimum taxable income for the purpose of the alternative minimum tax imposed by Section 55 of the Code.

Nonqualified Stock Options (“NQSOs”). Under present law, a Participant will not realize taxable income upon the grant of an NQSO having an exercise price equal to the fair market value of the underlying stock as of the grant date (as required by the 2003 Plan) and we will not receive a corresponding income tax deduction at such time. Upon exercise of an NQSO, the Participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the Option price. We are generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant, subject, where applicable, to compliance with Section 162(m) of the Code.

Any ordinary income realized by a Participant upon exercise of an NQSO will increase his tax basis in the Shares thereby acquired. Upon a subsequent sale of the Shares, the Participant will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Shares. The holding period for capital gains purposes begins on the date of the exercise pursuant to which such Shares were acquired.

A Participant who surrenders Shares in payment of the exercise price of an option will not recognize gain or loss on his surrender of such Shares. Of the Shares received in such an exchange, that number of shares equal to the number of Shares surrendered will have the same tax basis and holding period as the Shares surrendered. The Participant will recognize ordinary income equal to the fair market value of the balance of the shares received and such Shares will then have a tax basis equal to their fair market value on the exercise date, and the holding period will begin on the exercise date.

Stock Appreciation Rights. Under present law, a Participant will not realize taxable income upon grant of a Stock Appreciation Right and we will not receive a corresponding tax deduction at that time. Prior to the enactment of Section 409A of the Code, amounts received upon the exercise of a Stock Appreciation Right were taxed at ordinary rates when received and the Participant would recognize ordinary income equal to the fair market value of any Shares received on such exercise. Under Section 409A of the Code, unless regulations promulgated by the IRS provide otherwise, a Participant should recognize taxable ordinary income upon vesting of a Stock Appreciation Right in an amount equal to the excess of the fair market value of the Shares on specified vesting date(s) over the exercise price. Any failure to pay such tax would result in the imposition of penalty taxes and interest under Section 409A.

RSUs. Under present law, a Participant should not realize taxable income upon the grant of an RSU and we would not expect to receive a corresponding income tax deduction at such time. Upon distribution to a Participant of the Shares underlying an RSU (provided that the shares underlying the RSU are distributed to the Participant immediately upon the occurrence of specified Vesting Date(s)), such Participant should recognize ordinary income equal to the fair market value of such Shares as of the date of distribution and we would not expect to be allowed an income tax deduction equal to such amount, subject, where applicable, to compliance with Section 162(m) of the Code. However, it is possible that regulations promulgated by the IRS under Section 409A of the Code will result in different tax treatment of the RSUs. The Participant’s tax basis in the Shares received will generally equal the amount of income recognized. Upon a subsequent sale of the Shares, the Participant will recognize short-term or long-term capital gain (or loss) depending on his or her holding period for the Shares.

Other Stock-Based Awards. Amounts received by the Participant upon the grant of Other Stock-Based Awards are ordinarily taxed at ordinary rates when received. However, if such Other Stock-Based Awards consist of property subject to restrictions on transfer and a substantial risk of forfeiture, the amounts generally will not be taxed until the transfer restrictions or forfeiture provisions lapse (unless the Participant makes an election under Section 83(b) of the Code within 30 days after grant), and will be taxed based on the fair market value of the property on the date of such lapse. Subject to Section 162(m) of the Code, we are generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the Participant, at the time such amount is taxed. However, it is possible that regulations promulgated by the IRS under Section 409A of the Code will result in different tax treatment of the Other Stock-Based Awards. The Participant’s tax basis in the property will generally equal the amount of income recognized. Upon a subsequent sale of the property, the Participant will recognize short-term or long-term capital gain (or loss) depending on his or her holding period for the property.

Withholding Taxes. The Compensation Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award (or, in the case of RSUs, the distribution of Shares underlying such Award). Unless the Compensation Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (1) delivery in Shares or (2) having Shares withheld by us from any Shares that would have otherwise been received by the Participant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the indicated information regarding our equity compensation plans and arrangements as of December 31, 2003. The 2003 Plan was at that time and remains our only compensation plan under which equity securities are authorized for issuance. This table does not reflect interests in respect of Old GCL’s common stock, all of which were canceled on December 9, 2003, the effective date of our plan of reorganization.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,199,000	$10.16	1,279,261
Equity compensation plans not approved by security holders	—	—	—

Total	2,199,000	$10.16	1,279,261

Future awards under the 2003 Plan, as proposed to be amended, will be made at the discretion of the Compensation Committee. Consequently, the total benefits or amounts that will be received by any particular person or group pursuant to the amended plan are not presently determinable.

On October 25, 2004, the closing sale price of a share of Global Crossing common stock was $13.80.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

AMENDMENT TO THE 2003 GLOBAL CROSSING LIMITED STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Under Section 89 of the Companies Act, 1981 of Bermuda, our shareholders have the authority to appoint the independent auditors of the Company and to authorize the Audit Committee of our Board of Directors to determine the auditors’ remuneration. The Audit Committee of the Board of Directors has tentatively selected Ernst & Young LLP (“Ernst & Young”) as independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2004. The Board of Directors is asking shareholders to approve such appointment and the authority of the Audit Committee to determine their remuneration.

The following summarizes changes in our retention of independent auditors since January 1, 2002.

Arthur Andersen had been Old GCL’s independent auditors since Old GCL’s inception. Except as set forth below, during Old GCL’s 2001 fiscal year and the subsequent interim period through June 30, 2002, there was no disagreement between Old GCL and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with an audit report.

As previously reported, in August 2001, Old GCL received a letter from Roy Olofson, who was at that time a vice president-finance of Old GCL. Mr. Olofson’s letter raised concerns about certain accounting and financial reporting matters. Old GCL first disclosed to Arthur Andersen the existence of Mr. Olofson’s letter on January 28, 2002 and provided a copy of the letter to Arthur Andersen on January 29, 2002. Shortly thereafter, Arthur Andersen informed Old GCL’s audit committee that Mr. Olofson’s letter contained allegations that, in its view, indicated that an illegal act may have occurred. At the request of the audit committee and Arthur Andersen, Old GCL formed a special committee of independent directors to investigate the matter. Arthur Andersen informed Old GCL that they would not issue an audit report for the year ended December 31, 2001 pending the completion of the investigation of the special committee. The special committee completed its investigation after a year-long inquiry and filed its report with the Bankruptcy Court on March 10, 2003 pursuant to an order of the court. However, in June 2002, Arthur Andersen had informed Old GCL and the audit committee of its board of directors that Arthur Andersen’s conviction for obstruction of justice would effectively end the firm’s audit practice and, as a result, Arthur Andersen expected that it would cease practicing before the Securities and Exchange Commission by August 31, 2002. Arthur Andersen ceased such practice and, as a result, became unable to perform the audit and provide an audit report with respect to Old GCL’s financial statements for the year ended December 31, 2001.

Old GCL’s audit committee previously discussed with Arthur Anderson Old GCL’s delay in disclosing to Arthur Andersen the existence of Mr. Olofson’s letter and certain accounting issues addressed in the letter and the special committee investigation. Old GCL authorized Arthur Anderson to respond fully to the inquiries of the successor accountant, Grant Thornton LLP (“GT”), concerning these subjects.

On January 8, 2003, Old GCL’s Bankruptcy Court-appointed Examiner and the audit committee of the Old GCL Board of Directors retained GT as the independent auditors of Old GCL effective as of November 25, 2002. GT served as the Company’s independent auditors through March 2004, during which period GT issued audit reports in respect of the Company’s 2001, 2002 and 2003 fiscal years. As described below, these audit reports were subsequently withdrawn and thereafter reinstated (in the case of fiscal years 2001 and 2002) or supplanted by an audit report on restated financial statements (in the case of fiscal year 2003).

On December 9, 2003, the plan of reorganization of Old GCL became effective. At that time, a new Board of Directors was established for the Company. During the first quarter of 2004, the Board of Directors’ newly established audit committee initiated a process to select independent auditors for the Company. At the conclusion of that process, on April 1, 2004 a decision was reached by the Audit Committee to engage Ernst & Young and to dismiss GT as the Company’s independent auditors for the year ending December 31, 2004, subject to the requirements of Bermuda corporate law.

Under Bermuda corporate law, the independent auditor may not be removed before the expiration of its term of office other than by at least  2/3 of the votes cast in a general meeting of the shareholders. Moreover, Bermuda corporate law provides that a new independent auditor may be appointed for the remainder of the term of office only by the shareholders acting at that general meeting, except in the event of a resignation of an existing auditor. Accordingly, in order to effectuate an orderly and expeditious transition pending the annual general meeting of shareholders then scheduled for June 2004, the Audit Committee, acting with the support of Singapore Technologies Telemedia Pte Ltd (the Company’s controlling shareholder), requested GT to tender its resignation. GT accommodated this request and tendered its resignation effective as of April 2, 2004. Prior to its formal resignation, in response to having been advised on March 26, 2004 by the Company’s Chief Financial Officer of the intent of the Company’s Audit Committee to change independent auditors, on March 31, 2004 GT provided the Securities and Exchange Commission (the “Commission”) with the required written notification that the auditor-client relationship between the Company and GT had ceased.

GT’s subsequently withdrawn reports on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2003 and of Old GCL and its subsidiaries as of December 31, 2002, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the period from December 10, 2003 to December 31, 2003 (in the case of the Company) and for the period from January 1, 2003 to December 9, 2003 and the years ended December 31, 2002 and 2001 (in the case of Old GCL) (collectively, the “Original Audited Financial Statements”) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2002 and 2003 and through the date of GT’s formal resignation on April 2, 2004, there were no disagreements between the Company or Old GCL and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of GT, would have caused GT to make reference to the matter in connection with its reports.

As previously disclosed in Item 14 of Old GCL’s 2002 annual report on Form 10-K and in Item 9A of the Company’s 2003 annual report on Form 10-K, GT identified to the Company’s Audit Committee and management certain internal control deficiencies that GT considered to be “significant deficiencies” that, in the aggregate, constituted “material weaknesses” under standards established by the American Institute of Certified Public Accountants. In each case, GT further advised the Audit Committee that these internal control deficiencies did not affect GT’s unqualified report on the Original Audited Financial Statements.

As previously disclosed in the Company’s amended 2003 annual report on Form 10-K/A filed with the Commission on October 8, 2004, in the course of preparing the Company’s financial statements for the first quarter of 2004 in early April 2004 after the filing of the Company’s original 2003 annual report on Form 10-K, management became concerned about the adequacy of the Company’s accrued cost of access liabilities. Cost of access primarily comprises usage-based voice charges paid to other telecommunications carriers to originate and/or terminate switched voice traffic and charges for leased lines for dedicated facilities. On April 27, 2004, the Company announced that its previously reported financial statements for the years ended December 31, 2003 and 2002 should be disregarded pending the outcome of the Company’s review of its cost of access liabilities, and on April 29, 2004, GT withdrew its reports on the Original Financial Statements. After internal and independent investigations and careful analysis and deliberation, the Company ultimately concluded that there was a material weakness in its internal control over financial reporting and that a restatement of 2003 financial statements was required. The Company filed restated 2003 financial statements in its 2003 Form 10-K/A, and GT issued an audit report in respect of such restated 2003 financial statements. GT’s audit report did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. On October 8, 2004, GT also reinstated its audit reports in respect of the Company’s 2001 and 2002 fiscal years, which were not impacted by the restatement.

During the fiscal years ended December 31, 2002 and 2003 and through the date of the engagement of Ernst & Young on April 2, 2004, none of the Company, Old GCL or anyone acting on either’s behalf consulted Ernst & Young regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K of the Commission.

Representatives of GT have been invited to attend the annual meeting and to respond to appropriate questions and will have the opportunity to make a statement should they so desire. Representatives of Ernst & Young are expected to be present at the annual meeting and to respond to appropriate questions and will have the opportunity to make a statement should they so desire.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

APPOINTMENT OF ERNST & YOUNG LLP AND OF THE AUTHORITY OF THE AUDIT

COMMITTEE TO DETERMINE THEIR REMUNERATION.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Report of the Compensation Committee

The current Compensation Committee was established after the Company’s emergence from bankruptcy on December 9, 2003 and therefore was not involved with 2003 compensation decisions. Set forth below is a summary of the compensation philosophy of the current Compensation Committee, together with our understanding, based on information provided by management, of the philosophy and criteria employed by Old GCL’s compensation committee in its determinations regarding executive compensation in 2003. It is our understanding that the executive officer compensation philosophy of the Old GCL Compensation Committee during 2003 was substantially the same as that set forth below. However, our understanding is that the Old GCL Board of Directors made decisions regarding target compensation for the CEO only, leaving all compensation decisions in respect of other executive officers to the Old GCL Compensation Committee. This differs from New GCL’s philosophy, which is to have the Board make target compensation decisions for the CEO and all Executive Vice Presidents based on the Compensation Committee’s recommendations.

Compensation Philosophy

Global Crossing’s compensation philosophy for executive officers is to link the compensation of such officers to measures of company performance that contribute to increased value for Global Crossing’s shareholders. To assure that compensation policies are appropriately aligned with the value Global Crossing creates for shareholders, Global Crossing’s compensation philosophy for executive officers takes into account the following goals:

•	Enhancing shareholder value;

•	Representing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, functional and corporate results in the business environment in which they operate;

•	Linking incentive-based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

•	Enabling Global Crossing to attract and retain top quality management.

The Compensation Committee of the Board of Directors will periodically review the components of compensation for Global Crossing’s executive officers on the basis of this philosophy and will periodically evaluate the competitiveness of its executive officer compensation program relative to comparable companies. When the Compensation Committee determines that executive officer compensation adjustments or bonus awards are necessary or appropriate, it makes such modifications as it deems appropriate. However, the Board of Directors has sole authority to modify the target compensation of the Chief Executive Officer (“CEO”) and all Executive Vice Presidents (including the majority of our executive officers), although the Compensation Committee makes recommendations to the Board in this regard.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain annual compensation payments in excess of $1 million to a company’s executive officers. It is the objective of the Compensation Committee to administer compensation plans in compliance with the provisions of Section 162(m) where feasible and where consistent with Global Crossing’s compensation philosophy as stated above. However, the Compensation Committee believes that there may be circumstances where the Company’s interests are best served by awarding compensation that does not comply with the provisions of Section 162(m) and that is therefore not fully deductible, as was the case for significant components of compensation paid by the Company in 2003. At the 2004 Annual General Meeting of Shareholders, the shareholders will be asked to adopt an annual bonus plan that meets the requirements of Section 162(m). Additionally, the Company has in place a stock incentive plan pursuant to which stock-based incentives may be awarded in compliance with Section 162(m). Shareholder approval of an increase in the shares available under that plan will also be sought at the 2004 shareholders meeting.

Executive Compensation Components

The major components of compensation for executive officers, including the CEO, are base salary, annual bonuses and equity grants. Each component of the total executive officer compensation package emphasizes a different aspect of Global Crossing’s compensation philosophy.

The Compensation Committee conducts annually a full review of the performance of Global Crossing and its executive officers in assessing compensation levels. The committee considers various qualitative and quantitative indicators of both Global Crossing and the individual performance of its executive officers. This review evaluates Global Crossing’s performance both on a short- and long-term basis. In addition, the committee evaluates compensation in light of the compensation practices of other companies in the telecommunications industry and peer group companies as may be determined by the committee. These companies are used as a reference standard for establishing levels of base salary, bonus and equity grants.

Base Salary. Upon hiring, base salaries for executive officers are initially set by the Compensation Committee (or, in the case of the CEO and Executive Vice Presidents, by the Board of Directors upon the committee’s recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary are also determined by the Compensation Committee or the Board of Directors, as applicable. Increases are determined primarily on an evaluation of competitive data, the individual’s performance and contribution to Global Crossing, and Global Crossing’s overall performance. Base salaries are periodically reviewed by the Compensation Committee.

Target Annual Bonuses. Global Crossing relies heavily on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonus opportunity for executive officers, including the CEO, are determined on the basis of competitive bonus levels, level of responsibility, and ability to influence results on a corporate or functional level. Target annual bonuses for the CEO and Executive Vice Presidents are determined by the Board of Directors upon recommendation by the Compensation Committee. Target annual bonuses for other executive officers are determined by the Compensation Committee. The Compensation Committee may consider such quantitative measures as Total Shareholder Return (“TSR”), revenue, cash usage, EBITDA and other measures of profitability. The committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to Global Crossing. It is our understanding that the annual bonus targets for 2003 for Old GCL were not met and therefore no annual bonus was paid but a one-time bonus equivalent to approximately 40% of the annual bonus was paid to all employees in January 2004 in connection with the Company’s emergence from bankruptcy.

Equity Grants. In contrast to bonuses that are paid for prior year accomplishments, equity grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. During the pendency of our bankruptcy proceedings in 2003, there was no equity program available. However, our understanding is that, as part of the plan of reorganization approved by the court, an emergence stock option grant was made on December 9, 2003 under the 2003 Global Crossing Limited Stock Incentive Plan. Mr. Legere’s stock option grant amount was consistent with his employment agreement and we understand that the allocation among other executive officers was based on market data for each position in consultation with ST Telemedia. This emergence stock option grant vests over a three-year period with a maximum term of ten years.

Future equity grants will be awarded at the discretion of the Compensation Committee primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to Global Crossing.

2003 CEO Total Compensation

Upon emergence from bankruptcy Global Crossing entered into a new employment agreement with Mr. Legere, which new agreement was approved in advance by ST Telemedia. The terms of the Emergence Employment Agreement are substantially the same as those of the Bankruptcy Period Employment Agreement (as such terms are defined below under “Certain Compensation Arrangements”), including annual base salary of $1,100,000 and target bonus of 100%, except that the Emergence Employment Agreement: (1) entitles Mr. Legere to attend all meetings of New GCL’s Board of Directors and to receive all materials provided to the members of the Board, subject to certain limited exceptions; (2) extends the term of the agreement through the fourth anniversary of the date on which the agreement became effective (the “Agreement Effective Date”); (3) entitled Mr. Legere to a $2.7 million bonus payable on the Agreement Effective Date; (4) entitled Mr. Legere to an initial grant of options to purchase not less than 0.69 percent of the fully diluted shares of New GCL Common Stock (including dilution due to conversion of the Senior Preferred Shares), such options to vest in full upon termination of Mr. Legere’s employment by the Company without “cause” or upon Mr. Legere’s death, “disability” or resignation for “good reason” (as such quoted terms are defined in the agreement; such terms being collectively referred to as “Designated Terminations”); (5) provides for the payment of severance to Mr. Legere in the event of a Designated Termination in an amount ranging from one to three times the sum of Mr. Legere’s base salary and target annual bonus, depending on the date of such termination, plus certain other benefits and payments; and (6) entitles Mr. Legere to reimbursement (on an after-tax basis) for certain excise taxes should they apply to payments made to Mr. Legere by the Company.

THE COMPENSATION COMMITTEE

Peter Seah Lim Huat, Chairman
Donald Cromer
Lee Theng Kiat
Robert Sachs

Comparison of Cumulative Total Returns

Two graphs are provided below setting forth cumulative total return information. The first chart compares the cumulative total shareholder return on Old GCL’s common stock for the period from December 31, 1998 to December 9, 2003, the date of its cancellation by order of the Bankruptcy Court, with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Telecom Index over the same period. The second graph compares the cumulative total shareholder return on New GCL’s common stock from the date such stock began regular-way trading on December 10, 2003, the day after our emergence from bankruptcy, through September 28, 2004, with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Telecom Index over the same period. Each graph assumes $100 invested on December 31, 1998 or December 10, 2003, as the case may be, in our common stock and $100 invested on each such date in each of the NASDAQ Composite Index and the NASDAQ Telecom Index, with dividends reinvested.

Summary Compensation Table

The table below sets forth information concerning compensation paid to the CEO and the four other most highly compensated executive officers (the “Named Executive Officers”) during the periods presented.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Award(s)	Securities Underlying Options/ SARs(3)	LTIP Payouts	All Other Compensation(4)
John J. Legere*	2003	$1,087,356	$4,028,000	$157,335	—	325,000	—
Chief Executive Officer	2002	850,208	3,940,000	14,834,381	—
	2001	704,545	6,910,168	6,572,670	—	6,000,000	—

José Antonio Ríos**	2003	$494,253	$195,000	$1,068,623	—	110,000	—
Chief Administrative Officer	2002	500,000	1,070,000	1,111,903	—	—	—
and President, Global	2001	416,667	—	121,496	—	1,900,000
Crossing International

Daniel J. Enright	2003	$290,014	$297,500	$523	—	50,000	—	$2,400
Executive Vice President,	2002	248,964	290,380	523	—	—	—	112,586
Global Operations	2001	222,610	—	550	—	52,500	—	8,828

Edward T. Higase***	2003	$355,862	$108,000	$431,959	—	50,000	—	—
Executive Vice President,	2002	360,165	581,400	95,674	—	—	—
Worldwide Carrier Services	2001	253,323	260,828		—	425,000	—

Anthony D. Christie****	2003	$321,264	$97,500	$93,037	—	50,000	—	$4,727
Executive Vice President and	2002	325,000	524,495	16,187	—	—	—	6,052
Chief Marketing Officer	2001	282,500	150,000	141,003	—	200,000	—	6,425

*	Mr. Legere was chief executive officer of Asia Global Crossing from February 2000 through January 2002, and has been Global Crossing’s chief executive officer since October 2001. Compensation listed for Mr. Legere includes compensation with respect to his employment at both companies.
**	Mr. Ríos commenced employment in March 2001.
***	Mr. Higase’s compensation reflects amounts received while employed by Asia Global Crossing until his transfer to Global Crossing in January 2002 and by Global Crossing thereafter. Mr. Higase’s 2001 and portions of his 2002 compensation were paid in Hong Kong dollars and are reflected in this table in U.S. dollars after conversion based on the year-end 2001 exchange rate.
****	Mr. Christie’s compensation reflects amounts received while employed by Asia Global Crossing until his transfer to Global Crossing in November 2001 and by Global Crossing thereafter.

(1)	The amounts in this column generally represent corporate annual, quarterly and retention bonuses for executives. In addition:

•	Mr. Legere’s 2003 bonus includes a Contingent Performance Fee of $2,700,000 and a retention bonus of $800,000 (both of which are described below under “Certain Compensation Arrangements”).

•	Mr. Legere’s 2002 bonus includes three retention bonus payments of $800,000 each, as required by his “Bankruptcy Period Employment Agreement” (as described below under “Certain Compensation Arrangements”).

•	Mr. Legere’s 2001 bonus represents a signing bonus of $6,910,168 ($3,500,000 net of taxes).

•	Mr. Enright’s 2003 bonus includes a one-time retention bonus of $200,000.

•	The 2003 bonuses of the Named Executive Officers include the following one-time bonuses relating to our December 9, 2003 emergence from bankruptcy, which were paid on January 15, 2004: $528,000 for Mr. Legere, $195,000 for Mr. Ríos, $97,500 for Mr. Enright, $108,000 for Mr. Higase and $97,500 for Mr. Christie.

(2)	The amounts in this column include the following:

•	Loan forgiveness for Mr. Legere of $5,000,000 in 2001 and $10,000,000 in 2002 as required by his “October 3, 2001 Employment Agreement” (as defined below under “Certain Compensation Arrangements”); and for Mr. Ríos of $1,000,000 in 2002 and $1,000,000 in 2003.

•	Tax payments and related tax gross-up payments for Mr. Legere of $934,101 in 2001, $4,786,293 in 2002 and $2,277 in 2003; for Mr. Higase of $95,674 in 2002 and $376,997 in 2003; and for Mr. Christie of $25,533 in 2001.

•	The value of imputed interest for Mr. Legere in the amount of $587,934 in 2001 and $10,789 in 2002 and for Mr. Ríos of $121,083 in 2001, $111,380 in 2002 and $68,100 in 2003.

•	Cost of living allowances for Mr. Legere of $37,035 in 2002 and for Mr. Christie of $42,054 in 2001 and $3,413 in 2002.

•	Relocation payments for Mr. Christie of $23,417 in 2001, $12,511 in 2002 and $92,774 in 2003.

•	Temporary living expenses for Mr. Legere of $152,732 in 2003.

•	Auto and temporary living expenses for Mr. Higase of $54,500 in 2003.

(3)	The options issued in 2003 were issued by the Company. The options issued in 2001 were issued by Old GCL, in the cases of Messrs. Ríos and Enright and 5 million of the options issued to Mr. Legere, and by Asia Global Crossing in the cases of Messrs. Higase and Christie and 1 million of the options issued to Mr. Legere.

(4)	The amounts in this column represent 401(k) plan matches and Supplemental Retirement Savings Plan (“SRSP”) payments, except that Mr. Enright’s 2002 amount also reflects a SRSP withdrawal of $109,211 (which amount is net of a $12,135 early withdrawal penalty). The purpose of the SRSP is to afford eligible employees the opportunity to defer into the SRSP the contributions that otherwise would have been permitted to be deferred into a 401(k) or other similar employee retirement savings plan, but for certain contribution or compensation limits imposed by the Internal Revenue Code.

Option Grants In Last Fiscal Year

The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year (2003).

	Individual Grants
Name	Number of Securities Underlying Options Granted*	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Grant Date Present Value
John J. Legere Chief Executive Officer	325,000	14.8%	$10.16	December 9, 2013	$9,311,250	**

José Antonio Ríos Chief Administrative Officer and President, Global Crossing International	110,000	5.0%	$10.16	December 9, 2013	$3,151,500	**

Daniel J. Enright Executive Vice President, Global Operations	50,000	2.3%	$10.16	December 9, 2013	$1,432,500	**

Edward T. Higase Executive Vice President, Worldwide Carrier Services	50,000	2.3%	$10.16	December 9, 2013	$1,432,500	**

Anthony D. Christie Executive Vice President and Chief Marketing Officer	50,000	2.3%	$10.16	December 9, 2013	$1,432,500

*	The options vest in three annual installments, commencing on the first anniversary of the date granted.
**	The grant date present value is calculated using the Black Scholes model with the following assumptions: (a) fair value of the common stock on December 9, 2003 of $35.00 per share, which was the closing price of the Company’s common stock on December 10, 2003, the first day of trading of such shares on the over-the-counter market; (b) volatility of 70%; (c) no dividends; (d) five (5) year average life of options; and (e) discount rate/bond yield of 3.25%. The $10.16 exercise price was based on the price paid per share of common stock by the STT Shareholder Group pursuant to our plan of reorganization.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year (2003) and the 2003 year-end value of such executive officers’ unexercised options.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End*	Value of Unexercised In-The-Money Options At Fiscal Year End**
			No. of Unexercisable Options	Value of Unexercisable Options
John J. Legere Chief Executive Officer	0	$0.00	325,000	$6,773,000

José Antonio Ríos Chief Administrative Officer and President, Global Crossing International	0	$0.00	110,000	$2,292,400

Daniel J. Enright Executive Vice President, Global Operations	0	$0.00	50,000	$1,042,000

Edward T. Higase Executive Vice President, Worldwide Carrier Services	0	$0.00	50,000	$1,042,000

Anthony D. Christie Executive Vice President and Chief Marketing Officer	0	$0.00	50,000	$1,042,000

*	No options are currently exercisable.
**	Based on the fair market value of the common stock on December 31, 2003 of $31.00 per share and the option exercise price of $10.16 per share.

Compensation Committee Interlocks and Insider Participation

From January 1, 2003 through December 9, 2003, Alice Kane, Jerry Lambert and Myron Ullman served on the Compensation Committee of the Board of Directors of Old GCL. During the balance of 2003, Peter Seah Lim Huat, Donald Cromer, Lee Theng Kiat and Robert Sachs served on the Compensation Committee of the Board of Directors of New GCL. None of these individuals had any relationships with the Company requiring disclosure under Securities and Exchange Commission rules. Mr. Seah is president and chief executive officer of Singapore Technologies Pte Ltd and Mr. Lee is president and chief executive officer of ST Telemedia, which are both indirect parent entities of the Company.

Certain Compensation Arrangements

On October 3, 2001, we hired Mr. Legere as our chief executive officer. Until Mr. Legere’s employment with Asia Global Crossing terminated on January 11, 2002, Mr. Legere also continued at the same time to serve as chief executive officer of Asia Global Crossing, then still a subsidiary of Old GCL. On the date of his hiring, Mr. Legere’s employment agreement with Asia Global Crossing was effectively amended and restated in a new employment agreement among us, Asia Global Crossing and Mr. Legere (the “October 3, 2001 Employment Agreement”); provided that Asia Global Crossing’s obligations under Mr. Legere’s previously existing February 12, 2000 employment agreement with Asia Global Crossing technically continued, with any compensation paid under that agreement being offset against the employers’ obligations under the October 3, 2001 Employment Agreement.

The October 3, 2001 Employment Agreement provided for a three-year term and a base salary of $1.1 million, a target annual bonus of $1.375 million, a signing bonus in the net after-tax amount of $3.5 million, and 5 million options to purchase Old GCL common stock. The agreement also changed the terms applicable to the $10 million balance then outstanding on Mr. Legere’s promissory note to Asia Global Crossing. Specifically, Old GCL agreed to pay after-tax amounts sufficient to cover all taxes attributable to the forgiveness of Mr. Legere’s loan. These tax-related payments in respect of the three $5 million installments were payable on January 1, 2002, October 1, 2002 and February 1, 2003, respectively. The tax-related payment in respect of the forgiveness of the first $5 million installment was made by the Company on or about January 1, 2002. This payment, in the amount of approximately $4.8 million, also included a tax gross-up in respect of interest imputed on Mr. Legere’s loan in 2001. The $10 million loan balance was forgiven in full in connection with the termination of Mr. Legere’s employment by Asia Global Crossing on January 11, 2002. No tax-related payment was ever made in respect of the forgiveness of the $10 million balance of Mr. Legere’s loan.

After Old GCL’s January 28, 2002 bankruptcy filing, on April 8, 2002, Old GCL filed a motion to assume the October 31, 2001 Employment Agreement, subject to certain modifications, including a temporary voluntary 30% reduction in Mr. Legere’s base salary. Mr. Legere’s employment agreement was the subject of extensive negotiation and review by the creditors committee and the agent for Old GCL’s bank lenders. Numerous additional concessions were made by Mr. Legere in order to attain the approval of the creditors, including the tying of Mr. Legere’s annual bonus opportunity to the attainment of specified corporate and individual performance goals subject to the approval of the creditors committee and the bank lenders, and the waiver of certain relocation expenses and certain additional severance, retention and other benefits, including the tax-related payments referenced above that would have totaled approximately $8.8 million in respect of the $10 million of Mr. Legere’s loan forgiven on January 11, 2002. In light of these concessions, the agreement provided Mr. Legere with (1) a $3.2 million retention bonus payable in four equal installments on June 4, 2002, July 31, 2002, October 31, 2002 and January 31, 2003 and (2) the opportunity to earn a performance fee of up to $4 million based on the value to be received by the creditors of the Company in its chapter 11 reorganization (the “Contingent Performance Fee”). The Bankruptcy Court approved the assumption of the modified employment agreement (the “Bankruptcy Period Employment Agreement”) on May 31, 2002. The $3.2 million retention bonus payments were made by the Company to Mr. Legere on the dates specified above.

Upon our emergence from bankruptcy, we entered into a new employment agreement with Mr. Legere (the “Emergence Employment Agreement”). This agreement superseded the prior employment agreement Old GCL had with Mr. Legere, except with respect to certain rights Mr. Legere had under that agreement relating to indemnification, liability insurance and the resolution of disputes thereunder.

The Emergence Employment Agreement: (1) provides Mr. Legere with an annual base salary of $1.1 million and a target annual bonus of $1.1 million; (2) entitles Mr. Legere to attend all meetings of our Board of Directors and to receive all materials provided to the members of the Board, subject to certain limited exceptions; (3) extends the term of the agreement through the fourth anniversary of December 9, 2003 (the date on which the agreement became effective); (4) entitled Mr. Legere to a $2.7 million bonus payable on December 9, 2003 but superseded any rights he would otherwise have had under his prior employment agreement in respect of the

Contingent Performance Fee; (5) entitled Mr. Legere to an initial grant of options to purchase 325,000 shares of our common stock, such options to vest in full upon termination of Mr. Legere’s employment by the Company without “cause” or upon Mr. Legere’s death, “disability” or resignation for “good reason” (as such quoted terms are defined in the agreement; such terms being collectively referred to as “Designated Terminations”); (6) provides for the payment of severance to Mr. Legere in the event of a Designated Termination in an amount ranging from one to three times the sum of Mr. Legere’s base salary and target annual bonus, depending on the date of such termination, plus certain other benefits and payments; and (7) entitles Mr. Legere to reimbursement (on an after-tax basis) for certain excise taxes should they apply to payments made to Mr. Legere by the Company. The Emergence Employment Agreement was filed as Exhibit 10.3 to our 2003 annual report on Form 10-K. Mr. Legere is the only Named Executive Officer of New GCL with an employment agreement.

In connection with our emergence from bankruptcy, we adopted the Global Crossing Limited Key Management Protection Plan. This plan provides enhanced severance benefits for executive officers and certain other of our key employees. With respect to each of John Legere, José Antonio Ríos, Dan Enright, Ted Higase and Anthony Christie, if his employment is terminated by us (other than for cause or by reason of death or disability), or he terminates employment for “good reason” (generally, an unfavorable change in employment status or compensation), the plan entitles him to receive (i) a lump sum payment equal to two times (three times in the case of Mr. Legere) the sum of his annual base salary plus guideline bonus opportunity (reduced by any cash severance benefit otherwise paid to the executive under any applicable severance plan or other severance arrangement), (ii) a prorated annual target bonus for the year in which the termination occurs, (iii) continuation of his life and health insurance coverages for up to two years (three years in the case of Mr. Legere) and (iv) payment for outplacement services in an amount not to exceed 30% of his base salary. The Global Crossing Limited Key Management Protection Plan was filed as Exhibit 10.4 to our 2003 annual report on Form 10-K.

Compensation Of Outside Directors

Each director who is not an employee of the Company and its subsidiaries receives cash compensation of $5,000 for each meeting of the Board of Directors attended in person and $2,500 for each such meeting attended telephonically. Each director who is not an employee of the Company and its subsidiaries also receives cash compensation for attendance at each meeting of a committee of the Board of Directors of which he or she is a member in the amount of $2,500 for each meeting attended in person and $1,250 for each such meeting attended telephonically. Executive Committee members, whether or not they are directors of the Company, receive fees consistent with those received by committee members, as described above.

In addition, each non-employee director, each non-employee chairman of a board committee and the members of the Government Security Committee also receive annual retainers in accordance with the following schedule:

Board Chairman Retainer: $100,000

Board Vice Chairman Retainer: $75,000

Retainer for Other Members of Board or Executive Committee: $50,000

Additional Retainer for Government Security Committee Members: $45,000

Additional Committee Chair Retainers:

•	Audit: $20,000
•	Compensation: $15,000
•	Nominating: $10,000
•	Executive: $10,000
•	Government Security: $10,000

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

All proposals of shareholders who wish to bring business before our 2005 Annual General Meeting of Shareholders must be received by us at our principal executive offices at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda, not later than January 3, 2005, for inclusion in our proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable law.

Under the Companies Act of 1981 (Bermuda), any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at a shareholders’ meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give us notice of the resolution at our registered office at least six weeks before the meeting. Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals.

At this time, as described above, the right to appoint individuals for board membership is currently held by both our majority shareholder, the STT Shareholder Group, and the Creditors Committee directors. These designation rights will in general control the nomination process until either (a) the STT Shareholder Group’s share ownership percentage in the Company changes; or (b) the Creditor’s Committee directors’ terms are completed. However, should events occur so as to permit new directors to be nominated for appointment to our board, pursuant to Section 87(e) of our bye-laws, for a shareholder to nominate a director for election at the 2005 Annual General Meeting of Shareholders, a notice executed by that shareholder (not being the person to be proposed) must be received by our Secretary as soon as practicable and in any event at least six weeks before the meeting at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. This notice should state the intention of that shareholder to propose such person for appointment and set forth as to each person whom the shareholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of our capital stock which are beneficially owned by such person, (iv) particulars which would, if such person were so appointed, be required to be included in our register of directors and officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act, together with notice executed by such person of his or her willingness to serve as a director if so elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” You may also visit us at www.globalcrossing.com.

November 5, 2004

ANNEX A TO PROXY STATEMENT

GLOBAL CROSSING LIMITED

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

The primary purpose of the Audit Committee (the “Committee”) of Global Crossing Limited (formerly GC Acquisition Ltd.) (the “Company”) shall be to assist the Board of Directors (the “Board”) of the Company in fulfilling its responsibility for the integrity of the Company’s financial reports. To carry out this purpose, the Committee shall oversee: (A) management’s conduct of the Company’s financial reporting process, including the integrity of the financial statements and other financial information provided by the Company to governmental and regulatory bodies, to shareholders and other securityholders, or to other users of such information, (B) the Company’s compliance with legal and regulatory requirements that may have a material impact on the Company’s financial statements, (C) the appointment, qualifications (including independence) and performance of the Company’s independent auditor and the quality of the annual independent audit of the Company’s financial statements, (D) the performance of the Company’s internal audit function and management’s establishment and application of the Company’s systems of internal accounting and financial controls and disclosure controls, and (E) the adequacy of and adherence to (including any waivers from adherence to) the Company’s code of business conduct and ethics, and such other matters as are incidental thereto. The Committee shall also carry out such other functions as shall from time to time be assigned to it by the Board.

In carrying out its purpose, the goal of the Committee shall be to serve as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent auditor and internal audit function, and to provide an open avenue of communication with the Board for, and among, the independent auditor, internal audit operations and financial and executive management.

For purposes of this charter, reference to the business or affairs of the Company shall include the business or affairs of any subsidiary of the Company whose results of operations are consolidated with those of the Company for financial reporting purposes. The Committee’s oversight shall also extend to any company controlled by the Company, even though its results of operations are not so consolidated, to the extent that the Committee shall consider appropriate.

II. COMMITTEE MEMBERSHIP; CHAIR

The Committee shall be comprised of three or more members of the Board, selected by the Board,1 each of whom has been determined by the Board to be “independent” in accordance with the criteria established by the U.S. Securities and Exchange Commission (“SEC”) under Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (or other applicable law, rule or regulation) and the listing standards of the Nasdaq Stock Market, Inc. (or other stock exchange on which the Company’s securities may be listed from time to time). At least one member of the Committee shall be a “Security Director” as that term is defined in the Network Security Agreement between the Company and the U.S. Government (the “Network Security Agreement”).

All members of the Committee must be familiar with basic finance and accounting practices and be able to read and understand financial statements and be familiar with the Company’s financial statements.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board at any time, consistent with the terms and conditions of the Network Security Agreement.

[1]	The Board may also select alternate members of the Committee, who may serve as members in the absence of regular members.

The Board may appoint one member to be the Chairman of the Committee. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. In the absence of the Chairman, the members present at a meeting may elect a Chairman for the meeting. The Chairman will preside at meetings of the Committee and, subject to action by the entire Committee, set the agenda for Committee meetings.

III. COMMITTEE MEETINGS; ACTION BY THE COMMITTEE

The Committee shall establish a regular meeting schedule, shall meet at least quarterly, and shall meet more frequently as the members deem appropriate and as circumstances dictate. All Committee meetings shall be in accordance with the provisions of the Network Security Agreement regarding the participation of Security Directors. The Chairman of the Committee shall have the authority to schedule all regular meetings of the Committee; provided that any member of the Committee may call a special meeting of the Committee by notice given to all members. Notice of meetings shall be given at least 48 hours in advance, provided that, if exigencies of the circumstances pertaining to the matters to be addressed warrant, any lesser notice reasonable under the circumstances shall be sufficient. Notice may be given by telephone, facsimile or electronic mail or such other procedures as the Committee may adopt. No notice of a regularly scheduled meeting shall be required. Notice may be waived by any member as permitted by law. A meeting of the Committee may be held telephonically or by other means of communication, provided that each member present may hear and communicate with each other member present.

A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee; provided that such majority includes the Chairman of the Committee and provided further that such majority includes a Security Director unless the issues addressed at such meeting in no respect address or affect the obligations of the Company under the Network Security Agreement. The Committee shall act by vote of a majority of the votes cast at a duly convened meeting of the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members whenever it considers appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting and all other actions taken by a subcommittee shall be reported to the Committee on a regular basis; and provided, further, that any such subcommittee shall include a Security Director unless the issues addressed by such subcommittee in no respect address or affect the obligations of the Company under the Network Security Agreement, in which case such subcommittee shall be comprised of members of the Committee but need not include a Security Director. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

The Committee shall meet regularly, which shall be not less often than once annually, in separate executive sessions with each of (i) the Company’s senior executive and financial officers, (ii) the Vice President of Internal Audit and (iii) the Company’s independent auditor to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet, separately, with the independent auditor and appropriate members of senior management (which shall include the chief financial officer) quarterly to review the Company’s quarterly or year-end annual financial statements.

The Committee may invite to its meetings any director, member of the management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person not a member, as it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND AUTHORITY

The Committee shall carry out its responsibility for the integrity of the Company’s financial reporting by performing the activities specified by this charter and such other activities as the Committee shall from time to time consider appropriate. The Committee shall also carry out any other responsibilities assigned to it by the Board from time to time.

It is recognized that the Company’s management is responsible for establishing the Company’s internal accounting controls and preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. It is further recognized that the Company’s financial management including the internal audit staff, as well as the outside auditors, have more time, information concerning the Company and expertise in financial reporting matters pertaining to the Company than do Committee members and that, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

In fulfilling its responsibilities, the Committee shall have full access to the Company’s books, records, facilities and personnel and the power and authority to investigate any matter brought to its attention. The Committee shall have authority to require any officer of the Company and the Company’s internal audit group to render to it any report it considers appropriate to carry out these responsibilities. All employees of the Company shall be required to cooperate with the Committee and any person authorized to act on its behalf in any inquiry being conducted by the Committee. In connection with any inquiry or investigation of the Committee, or as the Committee may otherwise consider appropriate to carry out its responsibilities, the Committee shall be entitled to retain outside legal, accounting, financial or other experts and advisors and shall be provided funding from the Company sufficient to engage such persons. The Committee shall have the authority to determine the compensation to be paid and the other terms of such engagement. The Company shall provide adequate funding for the operation of the Committee and the appropriate officers of the Company are hereby authorized to expend the funds necessary for the conduct of the Committee’s business upon direction of the Committee or the Chairman thereof, without further authorization of the Board.

In order to carry out its purpose, the Committee has been delegated by the Board, and shall have, authority and power over, and shall be responsible for, the following specific matters and shall carry out the following specific functions, subject, however, to any further action that may be taken by the Board:

Supervision of the Independent Audit of the Company’s Financial Statements

1. subject to the requirements of Bermuda law, the selection, appointment or termination, evaluation, compensation and oversight of the work of any registered public accounting firm, including the Company’s independent auditor, including approval of the terms and scope of its engagement to conduct an audit of the Company’s financial statements, subject to such approval of the appointment of the Company’s independent auditor as may be provided for by the Company’s Bye-laws; subject to the requirements of Bermuda law, the Committee alone shall have authority on behalf of the Company to appoint or terminate the appointment of the Company’s independent auditor and the independent auditor shall report directly to the Committee and in the conduct of the annual audit shall be subject to direction only by the Committee;

2. in connection with the selection of the Company’s independent auditor, obtaining and reviewing annually a report by the independent auditor describing: (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; (iii) all relationships between the independent auditor and the Company, including an assessment by the auditor of its continuing independence from the Company; and (iv) the auditor’s compliance with all regulations required for it to continue to act as an independent auditor;

3. actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking appropriate action to oversee the independence of the outside auditor;

4. approval on behalf of the Company in advance of any audit services to be provided to the Company by the independent auditor and, to the extent permitted by law to be provided by the independent auditor, any non-

audit services to be provided to the Company by it; provided, however, that the provision by the independent auditor of non-audit services shall be permissible without the prior approval of the Committee in cases where (i) the aggregate compensation for all such non-audit services constitutes not more than 5% of the total compensation payable by the Company to the auditor for the fiscal year of the Company in which such non-audit services are provided, (ii) such non-audit services were not considered by the Committee as services that might be provided to the Company by the independent auditor at the time of its appointment, and (iii) the provision of such services by the independent auditor are promptly brought to the attention of the Committee and approved prior to completion of the audit for the year in which such services were provided (which approval may be provided by the Chairman of the Committee or any other member or members to whom the Committee delegates such approval authority);

5. reviewing and evaluating, at least annually, the qualifications, performance and independence of the Company’s independent auditor and reporting to the Board on the conclusions of its review; in conducting its review and evaluation, the Committee should:

(a) determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit or any other partner of the independent auditor is required to rotate in compliance with applicable law,

(b) take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function), and

(c) consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm conducting the independent audit;

6. establishing hiring policies for the Company in respect of employees and former employees of the independent auditor2;

7. reviewing (i) any audit problems or difficulties encountered in the course of the work of the independent auditor, including any restrictions on the scope of activities or access to required information; (ii) any changes required in the planned scope of the audit plan; (iii) the budget for and staffing of the independent audit; and (iv) the coordination of audit efforts between the independent auditor and the Company’s internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

8. the resolution of any disagreement between management and the independent auditor regarding the presentation of the Company’s financial position and results of operations in the Company’s financial statements;

9. reviewing and discussing quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used in the preparation of the Company’s financial statements, including changes in policies; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management for use in the Company’s financial statements, including treatments of complex and unusual transactions, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management regarding the Company’s financial reports, such as any management letter or schedule of unadjusted differences;

10. reviewing with the independent auditor (i) all of its significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the

[2]	These policies should, at a minimum, prohibit any accounting firm from providing audit services to the Company if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Company was employed by the accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of initiation of the audit.

auditors but were “passed” (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iv) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

11. establishing and overseeing the maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, accounting controls, or auditing matters with respect to the independent auditor, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters with respect to the independent auditor;

Overview of the Internal Audit Function and Internal Controls

12. reviewing with the independent auditor and management: the adequacy of the Company’s internal accounting and financial controls and procedures and disclosure controls and procedures, including computerized information system controls, procedures and security and including any report provided by the internal audit function to the chief financial officer or chief executive officer regarding any material aspect of the Company’s internal accounting and financial control system; and, in such regard, (i) management and the independent auditor shall brief the Committee on any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraudulent activity, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls which come to their attention, (ii) the Committee shall review the recommendations of the independent auditor for addressing any such matters, together with management’s responses thereto, and receive a report on and consider, at least annually, the implementation of any improvements to the Company’s internal controls and procedures for financial reporting undertaken as a result of any such review, until such improvements have been fully implemented, and (iii) the Committee shall review management’s annual assessment of the Company’s internal controls and procedures for financial reporting3 and the independent auditor’s annual attestation of such assessment, as such are required by SEC rules;

13. reviewing (i) the internal audit function charter; (ii) any audit problems or difficulties encountered in the course of the conduct of the internal audit function, including any restrictions on the scope of activities or access to required information; (iii) the annual internal audit plan, status reports on progress and results of the annual internal audit plan and any material changes required in the planned scope of the annual internal audit plan; (iv) the qualifications and capabilities of, the annual budget for and the leadership of the Company’s internal audit function, including approval by the Committee of the appointment, annual compensation (including any bonus) and dismissal of the Vice President of Internal Audit; and (v) the coordination of audit efforts between the independent auditor and the Company’s internal audit function in order to further completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

14. establishing and overseeing the maintenance of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

Review of Financial Statements

15. reviewing the Company’s financial statements, including (i) prior to public release, reviewing with management and the independent auditor the Company’s annual and quarterly financial statements to be filed

[3]	The SEC has stated its view that such internal controls and procedures should be designed to provide, at a minimum, reasonable assurance that transactions entered into by the Company are properly authorized on behalf of the Company, Company assets are safeguarded against unauthorized or improper use and transactions by the Company are properly recorded and reported.

with the SEC, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls and procedures filed with SEC by the Company’s senior executive and financial officers and (C) discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 or No. 71, (ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports, (iii) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC and (iv) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

16. reviewing with management and the independent auditor the Company’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information); it being understood, however, that the Committee need not discuss in advance each earnings press release;

17. reviewing with management and the independent auditor significant risks or exposures to the Company’s business and assessing the steps management has taken to minimize such risks and the Company’s underlying policies and guidelines with respect to risk assessment and risk management;

18. reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

Legal Compliance and Code of Conduct

19. reviewing periodically with the Company’s General Counsel legal and regulatory matters that may have a material impact on the Company’s financial statements;

20. reviewing at least annually with senior management the provisions of the Company’s code of business conduct and ethics (including the Company’s policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) as adopted by the Board or senior management and the Company’s policies and procedures for enforcement thereof, including any waivers provided under such code since the last annual review, making recommendations to the Board with regard to any changes to the provisions of such code that the Committee considers appropriate and acting on behalf of Company to approve or deny any waivers of the requirements or restrictions of such code sought by or for any officer; provided that any such waiver granted shall be reported by the Committee to the Board and approval of the Board shall also be required for any such waiver applicable to any officer who is a member of the Board;

General

21. reviewing and approving in advance all proposed transactions exceeding $60,000 between the Company and any director, executive officer, holder of five percent or more of the Company’s voting stock or any member of the immediate family of any of the foregoing persons, other than any (i) executive compensation transaction approved by the Compensation Committee of the Board or (ii) transaction relating to the compensation of directors or Board committee members approved by the full Board;

22. preparing all reports required to be included in the Company’s proxy statement by the Committee, pursuant to and in accordance with applicable rules and regulations of the SEC;

23. reporting regularly to the Board following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and, in such regard, the Committee shall provide such recommendations as the Committee may deem appropriate; and

24. maintaining minutes or other records of meetings and actions of the Committee.

Annual Self-Evaluation

The Committee shall conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this charter and recommend to the Board any improvements to this charter that the Committee considers necessary or valuable.

V. SAVINGS CLAUSE

This charter of the Committee is subject in all respects to the terms of the Company’s Bye-laws and the Network Security Agreement. In the event that any provision of this charter conflicts or is inconsistent with the terms of the Bye-laws or the Network Security Agreement, the terms of the Bye-laws and the Network Security Agreement, as applicable, shall govern.

ANNEX B TO PROXY STATEMENT

GLOBAL CROSSING LIMITED

SENIOR EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan (the “Plan”) is to advance the interests of Global Crossing Limited (the “Company”) and its shareholders by providing incentives in the form of periodic bonus awards (“Awards”) to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

2. Administration. (a) The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (“Board”), or such other persons as the Compensation Committee may designate (the “Committee”). The Committee may delegate any of its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Awards (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

3. Participation. Awards may be granted to senior executives of the Company and its subsidiaries who are “covered employees,” as defined in Section 162(m) of the Code, or whom the Committee anticipates may become covered employees. An executive to whom an Award is granted shall be a “Participant.”

4. Awards Under the Plan. (a) A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of that performance period or, if less, the number of days which is equal to twenty five percent (25%) of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (A) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (B) net income; (C) operating income; (D) earnings per share of the Company’s stock; (E) book value per share of the Company’s stock; (F) return on shareholders’ equity; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) maintenance or improvement of profit margins; (L) stock price; (M) market share; (N) revenues or sales; (O) costs; (P) cash flow; (Q) cash used; (R) working capital; and (S) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance may be calculated without regard to extraordinary items. The maximum amount of an Award to any one Participant with respect to a fiscal year of the Company shall be $3 million.

(b) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the Committee. The amount of the Award actually paid to any affected Participant (or, if such Participant is deceased, the Participant’s estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant within seventy-five (75) days after the end of that performance period or as otherwise determined by the Committee; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award. Awards shall be payable in cash.

(c) Notwithstanding any other provision of the Plan, in the event a Participant should separate from service with the Company or a subsidiary for any reason (other than termination by the Company for “cause,” as defined by the Committee), the Committee may, in its absolute discretion, authorize the payment of all or a portion of such Participant’s Award in respect of the performance period during which the separation from service occurred.

(d) The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure deductibility by the Company and/or its subsidiaries of the payment of Awards.

5. Amendment and Termination of the Plan. (a) The Board may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

(b) No amendment, suspension or termination of the Plan shall, without the Participant’s consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

(c) The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments, rules or regulations, if any, to or under the Code or any other applicable laws.

6. Miscellaneous Provisions. (a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

(b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

(c) Except as otherwise may be required by law or approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries.

(d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

(e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than payments to be made by any of the subsidiaries, which shall be made by such subsidiary, as appropriate. Nothing herein is intended to restrict the Company from charging a subsidiary that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company’s (or subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

(f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

(g) The Plan shall be effective as of January 1, 2004. However, if the Plan is not approved by the affirmative vote of holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Company to be held in 2004, or at any adjournment date thereof, the Plan and all Awards thereunder shall thereupon terminate.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZGXLC1

☒	Please mark votes as in this example.	#GXL

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan, a cash bonus plan applicable to certain senior executives.	☐	☐	☐

2.	Proposal to amend the 2003 Global Crossing Limited Stock Incentive Plan to increase the number of authorized shares of Global Crossing common stock reserved for issuance under that plan.	☐	☐	☐

3.	Proposal to appoint Ernst & Young LLP as independent auditors of Global Crossing for the year ending December 31, 2004 and to authorize the Audit Committee to determine their remuneration.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZGXLC2

PROXY

GLOBAL CROSSING LIMITED

Proxy for Annual General Meeting of Shareholders

December 15, 2004

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John J. Legere and Mitchell C. Sussis, and each of them, with power of substitution, as proxies at the annual general meeting of shareholders of GLOBAL CROSSING LIMITED to be held on December 15, 2004, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed with respect to the proposals referred to in Items 1 through 3 on the reverse side, but in the absence of such direction this proxy will be voted FOR the proposals referred to in Items 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE